Filed Pursuant to Rule 424(b)(5)
Registration No. 333-285426
PROSPECTUS SUPPLEMENT
(To Prospectus Dated February 28, 2025)
TXNM Energy, Inc.
Shares of Common Stock
Having an Aggregate Offering Price of up to $125,000,000

This prospectus supplement and the accompanying prospectus relate to the offer and sale from time to time of shares of our common stock, having an aggregate offering price of up to $125,000,000 through BofA Securities, Inc. (“BofA Securities”), MUFG Securities Americas Inc. (“MUFG”) and Scotia Capital (USA) Inc. (“Scotiabank”) as our agents under an at-the-market distribution agreement (the “distribution agreement”). We refer to BofA Securities, MUFG, and Scotiabank collectively as the sales agents. The distribution agreement provides that, in addition to the issuance and sale of common stock by us through the sales agents acting as sales agents or directly to the sales agents acting as principals, we also may enter into forward sale agreements, between us and affiliates of each of BofA Securities, MUFG, and Scotiabank. We refer to these affiliated entities, when acting in such capacity, as forward purchasers. In connection with each such forward sale agreement, and subject to the terms and conditions of the distribution agreement, the relevant forward purchaser will, at our request, borrow from third parties and, through the relevant sales agent, sell a number of shares of our common stock equal to the number of shares of our common stock that will underlie such forward sale agreement to hedge its exposure under such forward sale agreement. We refer to the sales agents, when acting as agents for the forward purchasers, as the forward sellers. In no event will the aggregate number of shares of our common stock sold through the sales agents, each as an agent for us, as principal and as a forward seller, under the distribution agreement have an aggregate sales price in excess of $125,000,000. The offering of common stock pursuant to the distribution agreement will terminate upon the earlier of (1) the sale, under the distribution agreement, of shares of our common stock with an aggregate sales price of $125,000,000, and (2) the termination of the distribution agreement, pursuant to its terms, by either all of the sales agents or us.

We will not initially receive any proceeds from the sale of borrowed shares of our common stock by a forward seller. In the event of full physical settlement of each forward sale agreement (by delivery of our common stock) with the relevant forward purchaser on one or more dates specified by us on or prior to the maturity date of the relevant forward sale agreement, we expect to receive aggregate cash proceeds equal to the product of the initial forward sale price under such forward sale agreement and the number of shares of our common stock underlying such forward sale agreement, subject to the price adjustment and other provisions of such forward sale agreement. If, however, we elect to cash settle or net share settle a forward sale agreement, we may not receive any proceeds (in the case of cash settlement) or will not receive any proceeds (in the case of net share settlement), and we may owe cash (in the case of cash settlement) or shares of our common stock (in the case of net share settlement) to the relevant forward purchaser.

The shares of our common stock will be offered at market prices prevailing at the time of sale in “at the market offerings,” as defined in Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on the New York Stock Exchange (the “NYSE”), the existing trading market for shares of our common stock, or sales made to or through a market maker or through an electronic communications network or by such other methods, including privately negotiated transactions (including block transactions), as we and any sales agent agree to in writing. We will submit orders to only one sales agent or one forward seller, as the case may be, relating to the sale of shares of our common stock on any given day. Subject to the terms and conditions of the distribution agreement, the sales agents, forward sellers or forward purchasers have agreed to use their commercially reasonable efforts consistent with their respective normal trading and sales practices to sell on our behalf all of the designated shares.

The distribution agreement also provides that we may sell shares of our common stock to a sales agent as principal for its own account at a price agreed upon at the time of the sale. If we sell shares of our common stock to a sales agent as principal, then we will enter into a separate terms agreement with that sales agent setting forth the terms of such transaction.

We have agreed to pay each sales agent a commission equal to up to 2% of the sales price of all shares of our common stock sold through it as our sales agent under the distribution agreement. In connection with each forward sale agreement, the relevant forward seller will receive, reflected in a reduced initial forward sale price payable by the relevant forward purchaser under its forward sale agreement, a commission equal to up to 2% of the volume weighted average of the sales prices of all borrowed shares of our common stock sold during the applicable period by it as a forward seller. In connection with the sale of the shares of common stock on our behalf, each sales agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of each sales agent will be deemed to be underwriting commissions or discounts.

Our common stock is listed on the NYSE under the symbol “TXNM.” The last reported sale price of our common stock on the NYSE on February 27, 2026 was $59.02 per share.

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement to read important factors you should consider before investing in our common stock.

Neither the Securities and Exchange Commission (the “SEC”) nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

BofA Securities               MUFG      Scotiabank
The date of this prospectus supplement is March 3, 2026.

TABLE OF CONTENTS
Prospectus Supplement
Page

Prospectus Supplement Summary	S-1
Risk Factors	S-5
Where You Can Find More Information	S-9
Disclosure Regarding Forward-Looking Statements	S-10
Use of Proceeds	S-13
Material U.S. Federal Income and Estate Tax Considerations for Non-U.S. Holders	S-15
Plan of Distribution (Conflicts of Interest)	S-19
Legal Matters	S-25
Experts	S-25

Base Prospectus
Page

About This Prospectus	1
Where You Can Find More Information	3
TXNM Energy, Inc.	4
Risk Factors	4
Disclosure Regarding Forward-Looking Statements	5
Use of Proceeds	5
Description of Debt Securities	6
Description of Common Stock and Preferred Stock	16
Description of Warrants	19
Description of Securities Purchase Contracts	22
Description of Units	23
Plan of Distribution	24
Legal Matters	26
Experts	26
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the offering and certain other matters relating to us and our financial condition. The second part, the accompanying base shelf prospectus, gives more general information about securities we may offer from time to time, some of which does not apply to this offering. The accompanying base shelf prospectus dated February 28, 2025 is referred to as the “accompanying prospectus” in this prospectus supplement. Generally, when we refer to the prospectus, we are referring to both parts of this document combined. If this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information contained in this document or to which this document refers you, or in other offering materials filed by us with the SEC. This prospectus supplement, the accompanying prospectus and any free writing prospectus that we prepare or authorize contain and incorporate by reference information that you should consider when making your investment decision. We have not, and the sales agents, forward sellers and forward purchasers have not, authorized anyone to provide you with different information and, if given, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any different or inconsistent information. This document may only be used where it is legal to sell these securities. We are not, and the sales agents, forward sellers and forward purchasers are not, making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since the date of such information.
S-i

PROSPECTUS SUPPLEMENT SUMMARY
The following information supplements, and should be read together with, the information contained or incorporated by reference in other parts of this prospectus supplement and the accompanying prospectus. This summary highlights selected information from this prospectus supplement and the accompanying prospectus. As a result, it does not contain all of the information you should consider before investing in our common stock. You should carefully read this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference, which are described under the caption “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus.
Unless otherwise indicated or unless the context otherwise requires, all references in this prospectus supplement to “TXNM,” “TXNM Energy,” “the Company,” “we,” “our” and “us” refer to TXNM Energy, Inc. and its subsidiaries. Unless otherwise indicated, financial information included or incorporated by reference herein is for TXNM Energy, Inc. and its subsidiaries on a consolidated basis.

TXNM Energy
TXNM is a holding company with two regulated electric utilities, Public Service Company of New Mexico (“PNM”) and Texas-New Mexico Power Company (“TNMP”), serving approximately 842,000 residential, commercial, and industrial customers in New Mexico and Texas. TXNM was incorporated in the State of New Mexico in 2000 and its common stock trades on the NYSE under the symbol “TXNM”.

TXNM’s vision is to create a clean and bright energy future while fulfilling its purpose to work together with customers and communities to meet their energy needs. TXNM’s core values of Safety, Caring and Integrity are the foundation for the Company’s business objectives focused on safety excellence and customer satisfaction, including reliability. To reach these objectives, the Company is committed to:

•Preparing our workforce with the knowledge and skills to thrive in a customer-focused world
•Purposefully delivering an intentional customer experience that exceeds our evolving customer and stakeholder expectations
•Enabling an environmentally sustainable future and deploying technologically advanced solutions that empower and benefit customers
•Demonstrating the relationship between customer excellence and our dedicated focus on financial strength

Meeting the business objectives above will drive key financial results:

•Earning authorized returns on regulated businesses
•Delivering at or above industry-average long-term earnings growth, with a dividend payout ratio between 50 and 60 percent of earnings
•Maintaining investment grade credit ratings

The Company believes that maintaining strong and modern electric infrastructure is critical to ensuring reliability and supporting economic growth. PNM and TNMP strive to balance service affordability with infrastructure investment to maintain a high level of electric reliability and to deliver a safe and superior customer experience. Both PNM and TNMP seek cost recovery for their investments through general rate cases, periodic cost of service filings, and various rate riders.

Our executive office is located at 414 Silver Ave. SW, Albuquerque, New Mexico 87102-3289, and our telephone number is (505) 241-2700.

The Offering

Issuer	TXNM Energy, Inc.

Common Stock Offered by this Prospectus Supplement	Shares of TXNM common stock having an aggregate offering price of up to $125,000,000.

Manner of Offering
“At the market offering” that may be made from time to time through the sales agents. We may also sell shares of common stock to each sales agent as principal for its own account at a price agreed upon at the time of sale. If we sell shares of common stock to a sales agent as principal, we will enter into a separate terms agreement with such sales agent and we will describe this terms agreement in a separate prospectus supplement or pricing supplement if required.
In addition to the issuance and sale of common stock by us through the sales agents acting as sales agents or directly to the sales agents acting as principals, we also may enter into forward sale agreements, between us and affiliates of each of BofA Securities, MUFG or Scotiabank. We refer to these affiliated entities, when acting in such capacity, as forward purchasers. In connection with each such forward sale agreement, and subject to the terms and conditions of the distribution agreement, the relevant forward purchaser will, at our request, borrow, from third parties and, through the relevant sales agent, sell a number of shares of our common stock equal to the number of shares of our common stock that will underlie such forward sale agreement to hedge its exposure under such forward sale agreement. We refer to sales agents, when acting as agents for forward purchasers, as forward sellers. See “Plan of Distribution (Conflicts of Interest)” in this prospectus supplement.

Use of Proceeds
We intend to use the net proceeds that we receive from the sale of shares of our common stock, after deducting the sales agents’ commissions and our offering expenses, for general corporate purposes, which may include capital contributions to our operating subsidiaries and repayment of borrowings under our short-term debt, including our unsecured revolving credit facility.
We will not initially receive any proceeds from the sale of borrowed shares of our common stock by the forward sellers, as agents for the forward purchasers, in connection with any forward sale agreement as a hedge of the relevant forward purchaser’s exposure under such forward sale agreement. We currently intend to use any cash proceeds that we receive upon physical settlement of any forward sale agreement, if physical settlement applies, or upon cash settlement of any forward sale agreement, if we elect cash settlement and are owed a payment thereunder, for general corporate purposes, which may include repayment of borrowings under our short-term debt, including our unsecured revolving credit facility. See “Use of Proceeds.”

Listing	Our common stock is listed on the NYSE under the symbol “TXNM.”

Dividend Policy	We expect to pay dividends on our common stock in amounts determined from time to time by our board of directors. Future dividend levels will be dependent on our results of operations, financial position, cash flows and other factors.
Material U.S. Federal Income and Estate Tax Considerations for Non-U.S. Holders
Certain U.S. federal income and estate tax considerations of the acquisition, ownership and disposition of our common stock for non-U.S. holders are described in “Material U.S. Federal Income and Estate Tax Considerations for Non-U.S. Holders” included elsewhere in this prospectus supplement.

Transfer Agent and Registrar	The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.
Accounting Treatment of Forward Sales
In the event that we enter into any forward sale agreement, we expect that before the issuance of shares of our common stock, if any, upon physical or net share settlement of any forward sale agreement, the shares issuable upon settlement of that particular forward sale agreement will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares of our common stock that would be issued upon full physical settlement of that particular forward sale agreement over the number of shares of our common stock that could be purchased by us in the market (based on the average market price during the relevant period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the relevant reporting period).

Consequently, we anticipate there will be no dilutive effect on our earnings per share except during periods when the average market price of shares of our common stock is above the applicable adjusted forward sale price subject to increase or decrease based on the federal funds rate, less a spread, and subject to decrease by amounts related to expected dividends on shares of our common stock during the term of the relevant forward sale agreement. However, if we decide to physically settle or net share settle any forward sale agreement, delivery of our shares to the relevant forward purchaser on the physical settlement or net share settlement of the forward sale agreement would result in dilution to our earnings per share and return on equity.

Risk Factors
An investment in our common stock involves various risks, and prospective investors should carefully consider the matters discussed under the caption entitled “Risk Factors” on page S-5 of this prospectus supplement.

Conflicts of Interest
We may use a portion of the net proceeds from this offering to repay a portion of the outstanding amounts owed by us under our short-term debt, including amounts we owe to the sales agents, the forward sellers and forward purchasers or their respective affiliates who have extended to us loans under such debt, including as lenders under our unsecured revolving credit facility as described under “Use of Proceeds” in this prospectus supplement. In addition, the forward purchasers (or their respective affiliates) will receive the net proceeds from any sale of borrowed shares of our common stock sold pursuant to this prospectus supplement in connection with any forward sale agreement. Because certain sales agents or their affiliates are expected to receive part of the net proceeds from the sale of shares of our common stock in connection with any forward sale agreement or in connection with the repayment of a portion of the outstanding amounts owed by us under our short-term debt, including our revolving credit facility, such sales agents would be deemed to have a conflict of interest under Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121 to the extent such sales agents or affiliates receive at least 5% of the net proceeds from the offering. Any sales agent deemed to have a conflict of interest would be required to conduct the distribution of our common stock in accordance with FINRA Rule 5121. If the offering is conducted in accordance with FINRA Rule 5121, such sales agent would not be permitted to confirm a sale to an account over which it exercises discretionary authority without first receiving specific written approval from the account holder. The appointment of a “qualified independent underwriter” (as defined in FINRA Rule 5121) is not necessary for this offering because the shares of common stock being offered have a “bona fide public market” (as defined in FINRA Rule 5121). See “Plan of Distribution (Conflicts of Interest) – Conflicts of Interest” in this prospectus supplement.

RISK FACTORS
An investment in our common stock involves certain risks. Our business is influenced by many factors that are difficult to predict, involve uncertainties that may materially affect actual results and are often beyond our control. In addition to the risk factors set forth below, you should carefully consider the risks and uncertainties, as well as any cautionary language or other information, contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the information under the caption “Item 1A Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, as modified by our other SEC filings filed after such annual report, which will be incorporated by reference in this prospectus supplement, before investing in our common stock. Those risks and the risks set forth below are those that we consider to be the most significant to your decision whether to invest in our common stock. If any of the events described therein occur, our business, financial condition or results of operations could be materially harmed. As a result, the trading price of our common stock could decline and you could lose all or part of your investment. In consultation with your own financial and legal advisers, you should carefully consider, among other matters, the discussions of risks that we have incorporated by reference before deciding whether an investment in this offering is suitable for you. See “Where You Can Find More Information” on page S-9.

Settlement provisions contained in any forward sale agreement subject us to certain risks.

A forward purchaser will have the right to accelerate a forward sale agreement that it enters into with us and require us to physically settle such forward sale agreement (with respect to all or any portion of the transaction under such forward sale agreement that such forward purchaser determines is affected by such event) on a date specified by such forward purchaser if:

•in such forward purchaser’s commercially reasonable judgment, it or its affiliate is unable to hedge (or maintain a hedge of) its exposure under such forward sale agreement in a commercially reasonable manner because (x) insufficient shares of our common stock have been made available for borrowing by securities lenders or (y) the forward purchaser or its affiliate would incur a stock borrowing cost in excess of a specified threshold;
•we declare any dividend, issue or distribution on shares of our common stock opayable in cash in excess of specified amounts,
othat constitutes an extraordinary dividend under the forward sale agreement, opayable in securities of another company as a result of a spinoff or similar transaction, or oof any other type of securities (other than our common stock), rights, warrants or other assets for payment (cash or other consideration) at less than the prevailing market price as determined in a commercially reasonable manner by the applicable calculation agent;
•certain ownership thresholds applicable to such forward purchaser and its affiliates are exceeded;
•an event is announced that if consummated would result in a specified extraordinary event (including certain mergers or tender offers, as well as certain events involving our nationalization, insolvency, a delisting of our common stock, or change in law); or
•certain other events of default or termination events occur (each as more fully described in each forward sale agreement).
A forward purchaser’s decision to exercise its right to accelerate any forward sale agreement and to require us to settle any such forward sale agreement will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the terms of the physical settlement provisions of the applicable forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share and return on equity.
We expect that settlement of any forward sale agreement will generally occur no later than the date specified in such forward sale agreement. However, any forward sale agreement may be settled earlier than such specified date in whole or in part at our option. Except under the circumstances described above, we generally have the right to elect physical, cash or net share settlement under each forward sale agreement. Delivery of our common stock upon physical settlement of any forward sale agreement (or, if we elect net share settlement of any forward sale agreement, upon such settlement to the extent we are obligated to deliver our common stock) will result in dilution to our earnings per share and return on equity. If we elect to cash or net share settle all or a portion of the shares of our common stock underlying any forward sale agreement, we would expect the relevant forward purchaser or one of its affiliates to purchase shares of our common stock in secondary market transactions over an unwind period to:
•return shares of our common stock to securities lenders in order to unwind such forward purchaser’s hedge (after taking into consideration any shares of our common stock to be delivered by us to such forward purchaser, in the case of net share settlement); and,
•if applicable, in the case of net share settlement, deliver shares of our common stock to us to the extent required in settlement of such forward sale agreement.
The forward sale price that we expect to receive upon physical settlement of any forward sale agreement will be subject to adjustment on a daily basis based on a floating interest rate factor equal to the federal funds rate less a spread and will be subject to decrease on certain dates specified in the relevant forward sale agreement by the amount per share of quarterly dividends we currently expect to declare during the term of such forward sale agreement. If the federal funds rate is less than the spread on any day, the interest rate factor will result in a daily reduction of the forward sale price. If the volume-weighted average price at which the relevant forward purchaser (or its affiliate) purchases shares during the applicable unwind period under a forward sale agreement is above the relevant forward sale price, in the case of cash settlement, we would pay the relevant forward purchaser under such forward sale agreement an amount in cash equal to the difference or, in the case of net share settlement, we would deliver to such forward purchaser a number of shares of our common stock having a value equal to the difference. Thus, we could be responsible for a potentially substantial cash payment in the case of cash settlement. If the volume-weighted average price at which the relevant forward purchaser (or its affiliate) purchases shares during the applicable unwind period under a forward sale agreement is below the relevant forward sale price, in the case of cash settlement, we would be paid the difference in cash by the relevant forward purchaser under such forward sale agreement or, in the case of net share settlement, we would receive from such forward purchaser a number of shares of our common stock having a value equal to the difference. Any such difference could be significant. See “Plan of Distribution (Conflicts of Interest)—Sales Through Forward Sellers.”
In addition, the purchase of our common stock by a forward purchaser or its affiliate to unwind the forward purchaser’s hedge position could cause the price of our common stock to increase over time (or prevent a decrease over time), thereby increasing the amount of cash (in the case of cash settlement), or the number of shares (in the case of net share settlement), that we would owe such forward purchaser upon settlement of the applicable forward sale agreement or decreasing the amount of cash (in the case of cash settlement), or the number of shares (in the case of net share settlement), that such forward purchaser would owe us upon settlement of the applicable forward sale agreement, as the case may be.
In the case of our bankruptcy or insolvency, any forward sale agreement that is in effect will automatically terminate, and we would not receive the expected proceeds from any forward sales of our common stock.
If we or a regulatory authority with jurisdiction over us institutes, or we consent to, a proceeding seeking a judgment in bankruptcy or insolvency or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or we or a regulatory authority with jurisdiction over us presents a petition for our winding-up or liquidation, or we consent to such a petition, any forward sale agreements that are then in effect will automatically terminate. If any such forward sale agreement so terminates, we would not be obligated to deliver to the relevant forward purchaser any shares of our common stock not previously delivered, and the relevant forward purchaser would be discharged from its obligation to pay the applicable forward sale price per share in respect of any shares of our common stock not previously settled under the applicable forward sale agreement. Therefore, to the extent that there are any shares of our common stock with respect to which any forward sale agreement has not been settled at the time of the institution of or consent to any such bankruptcy or insolvency proceedings or any such petition, we would not receive the relevant forward sale price per share in respect of those shares of our common stock.
We have broad discretion in the use of the net proceeds from this offering and may use them in a manner that does not improve our financial performance or operating results.
We intend to use the net proceeds from this offering, if any, after deducting the sales agents’ commissions and our offering expenses, for general corporate purposes, which may include, among other things, capital contributions to our operating subsidiaries and repayment of borrowings under our short-term debt, including our unsecured revolving credit facility. See the section of this prospectus supplement entitled “Use of Proceeds.” Although we plan to use the net proceeds from this offering as described, we have not designated the amount of net proceeds from this offering to be used for any specific purpose. Pending their use, we may invest the net proceeds from this offering in investment-grade, interest-bearing obligations, highly liquid cash equivalents, certificates of deposit, or direct or guaranteed obligations of the United States of America. These investments may not yield a favorable return to our shareholders. We will have broad discretion in the use of the net proceeds. You will be relying on the judgment of our management regarding the application of the proceeds from this offering. The results and effectiveness of the use of proceeds are uncertain, and we could spend the proceeds in ways that you do not agree with or that do not improve our results of operations or enhance the value of our shares of common stock.
The trading price of our common stock has been and could continue to be volatile.
The trading price of our common stock has been and could continue to be volatile. It is impossible to predict whether the price of our common stock will rise or fall. The price of our common stock could be subject to wide fluctuations in the future in response to many events or factors, including those discussed in the risk factors herein and in our Annual Report on Form 10-K for the year ended December 31, 2025, as well as those delineated under “Disclosure Regarding Forward-Looking Statements” in this prospectus supplement, many of which events and factors are beyond our control.
The actual number of shares we will issue in the “at the market offerings” under the distribution agreement, at any one time or in total, is uncertain and investors who buy shares at different times will likely pay different prices.
Subject to certain limitations in the distribution agreement, we have the discretion to deliver a placement notice to our sales agents or enter into a forward sale agreement with the forward purchasers at any time throughout the term of the distribution agreement. The number of shares that are sold by our sales agents after delivering a placement notice or by any forward sellers pursuant to any forward sale agreement will fluctuate based on the market price of the shares of common stock during the sales period and limits we set with our sales agents, forward sellers and forward purchasers. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued.
Investors who purchase shares in this offering at different times will likely pay different prices and therefore may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and number of shares sold from time to time in this offering. In addition, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.
You may experience significant dilution as a result of this offering, which may adversely affect the per share trading price of our common stock.
This issuance of common stock in this offering, as well as any shares issued by us in connection with a physical or net share settlement in respect of a forward sale agreement, may have a dilutive effect on our earnings per share. The actual amount of dilution from the issuance of common stock in this offering, as well as any shares issued by us in connection with a physical or net share settlement in respect of a forward sale agreement, or from any future offering of our common or preferred stock, will be based on numerous factors, particularly the use of proceeds and the return generated on those proceeds, and cannot be determined at this time.
The issuance of substantial numbers of shares of common stock or securities convertible into shares of common stock, or the perception that those issuances might occur, could materially adversely affect us, including the per share trading price of shares of our common stock, and could be dilutive to our stockholders.
The vesting of equity awards granted to certain directors, executive officers and other employees under our equity incentive plans and other issuances of our common stock could have an adverse effect on the per share trading price of our common stock, and may adversely affect the terms upon which we may be able to obtain additional capital through the sale of equity securities.
Any future issuance of preferred stock may cause the price of our common stock to decline, which may negatively impact your investment.
Our board of directors is authorized to issue series of shares of preferred stock without any action on the part of the holders of our common stock. Our board of directors also has the power, without the approval of the holders of our common stock, to set the terms of any such series of shares of preferred stock that may be issued, including the designations, preferences, limitations and relative rights, voting, redemption and other rights over our common stock with respect to dividends or if we liquidate, dissolve or wind up our affairs and other terms. Any preferred stock we may issue in the future will rank senior to all of our common stock with respect to the payment of dividends or upon our liquidation, dissolution or winding up of our affairs. If we issue preferred stock in the future that has preference over common stock with respect to the payment of dividends or upon our liquidation, dissolution or winding up of our affairs, or if we issue preferred stock with voting rights that dilute the voting power of our common stock, the market price of our common stock could decrease, which may negatively impact your investment.
Future offerings of debt securities, which would rank senior to our common stock upon our bankruptcy or liquidation, may cause the price of our common stock to decline, which may negatively impact your investment.
In the future, we may attempt to increase our capital resources by making offerings of debt securities, including debt securities that are convertible into our common stock (“convertible securities”). Upon bankruptcy or liquidation, holders of our debt securities and lenders with respect to other borrowings will receive a distribution of our available assets prior to the holders of our common stock. Our decision to issue debt securities in any future offering will depend on market conditions and other factors that may be beyond our control. As a result, we cannot predict or estimate the amount, timing or nature of our future offerings, and purchasers of our common stock in this offering bear the risk of our future offerings of debt securities.
In addition, if we issue any convertible securities, we will be required to reserve a number of shares of our common stock for issuance upon conversion of such convertible securities. The conversion of some or all of such convertible securities could dilute the ownership interests of existing shareholders, unless we satisfy any such conversions solely with cash, and conversions of the convertible securities into shares of our common stock, or the perception that such conversions may occur, could adversely affect the trading price of our common stock.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports and other information with the SEC, and these filings are publicly available through the SEC’s website at www.sec.gov.
This prospectus supplement and the accompanying prospectus, which include information incorporated by reference, are part of a registration statement on Form S-3ASR we have filed with the SEC relating to the common stock offered hereby. As permitted by the SEC’s rules, this prospectus supplement and the accompanying prospectus do not contain all of the information included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You should read the registration statement and the exhibits and schedules for more complete information about us and our common stock.
The registration statement, exhibits and schedules are also available through the SEC’s website.
You may obtain a free copy of our filings with the SEC by writing or telephoning us at our principal executive offices: TXNM Energy, Inc., 414 Silver Ave. SW, Albuquerque, New Mexico, 87102-3289, Attention: Shareholder Services, telephone number (505) 241-2868. The filings are also available through the Investors section of our website: is www.txnmenergy.com. The information on our website is not incorporated into this prospectus supplement by reference, and you should not consider it a part of this prospectus supplement.

The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus information we file with the SEC. This means that we can disclose important information to you by referring you to documents that we have previously filed with the SEC or documents that we will file with the SEC in the future. The information we incorporate by reference is considered to be an important part of this prospectus supplement and the accompanying prospectus. Information that we file later with the SEC that is incorporated by reference into this prospectus supplement and the accompanying prospectus will automatically update and supersede this information.
We are “incorporating by reference” in this prospectus supplement and the accompanying prospectus information we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. Our combined filings with the SEC present separate filings by TXNM, PNM and TNMP. Information contained therein relating to an individual registrant is filed by that registrant on its own behalf and each registrant makes no representation as to information relating to other registrants. The information we incorporate by reference is considered to be part of this prospectus supplement, unless it is updated or superseded by the information contained in this prospectus supplement or the information we file subsequently with the SEC that is incorporated by reference in this prospectus supplement.
We are incorporating by reference the following documents that we have filed with the SEC and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (except those portions of filings that relate to PNM or TNMP as separate registrants), other than, in each case, any information in such filings that is deemed not to be “filed” with the SEC:
•Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025;
•Our Current Reports on Form 8-K as filed on January 2, 2026 and February 27, 2026;

•All information in our Definitive Proxy Statement on Schedule 14A filed on April 1, 2025, to the extent incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024; and
•The description of our common stock contained in our Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 27, 2026, including any amendments or reports filed for the purpose of updating such description.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus, and the documents they incorporate by reference contain statements that are not historical fact and constitute “forward-looking statements.” When we use words like “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “objective,” “outlook,” “plan,” “project,” “possible,” “potential,” “should,” “will,” “would” and similar expressions, or when we discuss our strategy or plans, we are making forward-looking statements. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Our future results may differ materially from those expressed in these forward-looking statements. These statements are necessarily based upon various assumptions involving judgments with respect to the future and other risks, including, among others:

•the failure of Parent to obtain any equity, debt or other financing necessary to complete the proposed Merger;
•the expected timing and likelihood of completion of the proposed merger between Troy Merger Sub Inc. (“Merger Sub”), a direct subsidiary of Troy ParentCo LLC (“Parent”) and TXNM, as contemplated by the Agreement and Plan of Merger dated May 18, 2025 between TXNM, Parent and Merger Sub (“Merger Agreement”), pursuant to which Merger Sub will merge with and into TXNM with TXNM surviving the merger as a direct wholly owned subsidiary of Parent and affiliate of Blackstone Infrastructure Partners L.P. (the “Merger”), including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed Merger that could reduce anticipated benefits or cause the parties to abandon the transaction;
•the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, including in circumstances requiring TXNM to pay a termination fee;
•the receipt of an unsolicited offer from another party to acquire TXNM’s assets or capital stock that could interfere with the proposed Merger;
•the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted relating to the proposed Merger;
•risks related to disruption of management time from ongoing business operations due to the proposed Merger;
•the risk that the proposed Merger and its announcement could have an adverse effect on the ability of TXNM to retain and hire key personnel and maintain relationships with its customers and suppliers, and on its operating results and businesses generally;
•the announcement and pendency of the proposed Merger, during which TXNM is subject to certain operating restrictions, could have an adverse effect on TXNM’s businesses, results of operations, financial condition or cash flows;
•the costs incurred to consummate the proposed Merger;
•the risk that the price of TXNM’s common stock may fluctuate during the pendency of the proposed Merger and may decline significantly if the proposed Merger is not completed;
•The ability of PNM and TNMP to recover costs and earn allowed returns in regulated jurisdictions and the impact on service levels for PNM customers if the ultimate outcomes do not provide for the recovery of costs and operating and capital expenditures, as well as other impacts of federal or state regulatory and judicial actions;
•The ability of the Company to successfully forecast and manage its operating and capital expenditures, including aligning expenditures with the revenue levels resulting from the ultimate outcomes of regulatory proceedings;
•Uncertainty surrounding the status of PNM’s participation in jointly-owned generation projects;
•Uncertainty regarding the requirements and related costs of decommissioning power plants and reclamation of coal mines, as well as the ability to recover those costs from customers, including the potential impacts of current and future regulatory proceedings;

•The impacts on the electricity usage of customers and consumers due to performance of state, regional, and national economies, energy efficiency measures, weather, seasonality, alternative sources of power, advances in technology and other changes in supply and demand;
•Uncertainty related to the potential for regulatory orders, legislation or rulemakings that provide for municipalization of utility assets or public ownership of utility assets, including generation resources, or which would delay or otherwise impact the procurement of necessary resources in a timely manner;
•The Company’s ability to maintain its debt, including convertible debt, and access the financial markets in order to repay or refinance debt as it comes due and for ongoing operations and construction expenditures due to disruptions in the capital or credit markets, actions by ratings agencies, and fluctuations in interest rates resulting from any negative impacts from regulatory proceedings, actions by the Federal Reserve, entry into the Merger Agreement, geopolitical activity, including tariffs, or the risk of wildfires and storms;
•The risks associated with the cost and completion of generation, transmission, distribution, and other projects, including uncertainty related to regulatory approvals and cost recovery, the ability of counterparties to meet their obligations under certain arrangements (including renewable energy resources, approved power purchase agreements and energy storage agreements), and supply chain or other outside support services that may be disrupted;
•The potential unavailability of cash from TXNM’s subsidiaries due to regulatory, statutory, or contractual restrictions or subsidiary earnings or cash flows;
•The performance of generating units, transmission systems, and distribution systems, which could be negatively affected by operational issues, fuel quality and supply chain issues (disruptions), unplanned outages, extreme weather conditions, wildfires, storms, terrorism, cybersecurity breaches, and other catastrophic events, including the costs the Company may incur to repair its facilities and/or the liabilities the Company may incur to third parties in connection with such issues beyond the extent of insurance coverage;
•State and federal regulation or legislation relating to environmental matters and renewable energy requirements, the resultant costs of compliance, and other impacts on the operations and economic viability of PNM’s generating plants;
•State and federal regulatory, legislative, executive, and judicial decisions and actions on ratemaking, tariffs, and taxes, including guidance related to the interpretation of changes in tax laws, the Inflation Reduction Act of 2022, the Infrastructure Investment and Jobs Act of 2021, the One Big Beautiful Bill Act and other matters, including the cancellation of grants or related funding;
•Risks related to climate change, including potential financial and reputational risks resulting from increased stakeholder scrutiny related to climate change, litigation and legislative and regulatory efforts to limit greenhouse gas emissions, including the impacts of the New Mexico Energy Transition Act;
•Employee workforce factors, including cost control efforts and issues arising out of collective bargaining agreements and labor negotiations with union employees;
•Variability of prices and volatility and liquidity in the wholesale power and natural gas markets, including the impacts to transmission margins;
•Changes in price and availability of fuel and water supplies, including the ability of the mine supplying coal to Four Corners Power Plant and the companies involved in supplying nuclear fuel to provide adequate quantities of fuel;
•Regulatory, financial, and operational risks inherent in the operation of nuclear facilities, including spent fuel disposal uncertainties;
•The impacts of decreases in the values of marketable securities maintained in trusts to provide for decommissioning, reclamation, pension benefits, and other postretirement benefits, including potential increased volatility resulting from actions by the Federal Reserve to address inflationary concerns and international developments;
•Uncertainty surrounding counterparty performance and credit risk, including the ability of counterparties to supply fuel and perform reclamation activities and impacts to financial support provided to facilitate reclamation and decommissioning at the San Juan Generating Station;
•The effectiveness of risk management regarding commodity transactions and counterparty risk;

•The outcome of legal proceedings, including the extent of insurance coverage; and
•Changes in applicable accounting principles or policies.

USE OF PROCEEDS
The amount of proceeds from this offering will depend upon the number of shares of common stock sold and the market price at which they are sold and, with respect to any forward sale transaction, the settlement method as described below. There can be no assurance that we will be able to sell any shares under or fully utilize the distribution agreement.
We currently intend to use the net proceeds from this offering, after deducting the sales agents’ commissions and our offering expenses, for general corporate purposes, which may include capital contributions to our operating subsidiaries and repayment of borrowings under our short-term debt, including our unsecured revolving credit facility. As of December 31, 2025, we had $181.4 million outstanding on a consolidated basis, which included $2.6 million outstanding at the Company, all of which was drawn under our unsecured revolving credit facility, with a weighted average interest rate at December 31, 2025 of 5.16% and a maturity date of March 29, 2030. Pending the use of the net proceeds as described above, we intend to invest these net proceeds in investment-grade interest-bearing obligations, highly liquid cash equivalents, certificates of deposit, or direct or guaranteed obligations of the United States of America.

The expected use of net proceeds from this offering represents our intentions based upon our present plans and business conditions. We cannot predict with certainty all of the particular uses for the proceeds from this offering or the amounts that we will actually spend on the uses set forth above. Accordingly, our management will have significant flexibility in applying the net proceeds from this offering. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations.
We will not initially receive any proceeds from the sale of borrowed shares of our common stock by the forward sellers, as agents for the forward purchasers, in connection with any forward sale agreement. The initial forward sale price for a particular forward sale agreement will be set through sales of borrowed shares of our common stock by an affiliate of the forward purchaser in an “at the market offering” as described in this prospectus supplement. The forward sale price we expect to receive upon physical settlement of a particular forward sale agreement will be subject to adjustment on a daily basis based on a floating interest rate factor equal to the federal funds rate less a spread and reduced by a commission of up to 2% of the volume-weighted average of the gross sales prices of all borrowed shares of our common stock sold during the applicable forward hedge selling period by the applicable sales agent, as a forward seller. In addition, the forward sale price will be subject to decrease on certain dates specified in the relevant forward sale agreement by the amount per share of quarterly dividends that, as of the time of entry into such forward sale agreement, we expect to declare during the term of such forward sale agreement. The forward sale price may also be subject to decrease if the cost to the forward purchaser of borrowing the number of shares of our common stock underlying the particular forward sale agreement exceeds a specified amount. If the federal funds rate is less than the spread on any day, the interest factor will result in a daily reduction of the forward sale price.
In the event of full physical settlement of a forward sale agreement, which we expect to occur on or prior to the maturity date of such forward sale agreement, we expect to receive aggregate cash proceeds equal to the product of the initial forward sale price under such forward sale agreement and the number of shares of our common stock underlying such forward sale agreement, subject to the price adjustment and other provisions of such forward sale agreement. If, however, we elect to cash settle or net share settle any forward sale agreement, we would expect to receive an amount of proceeds that is significantly lower than the product set forth in the immediately preceding sentence (in the case of any cash settlement) or will not receive any cash proceeds (in the case of any net share settlement), and we may owe cash (in the case of any cash settlement) or shares of our common stock (in the case of any net share settlement) to the relevant forward purchaser. We intend to use any cash proceeds that we receive upon physical settlement of any forward sale agreement, if physical settlement applies, or upon cash settlement of any forward sale agreement, if we elect cash settlement, for the purposes provided in the second paragraph of this section.
All of the sales agents, either directly or through affiliates, have extended to us loans under our short-term debt, including in some cases as lenders under our unsecured revolving credit facility and accordingly may receive a portion of the proceeds from this offering pursuant to the repayment of borrowings under such short-term debt. In addition, the forward purchasers will receive the net proceeds from any sale of borrowed shares of our common stock sold pursuant to this prospectus supplement in connection with any forward sale agreement. See “Plan of Distribution (Conflicts of Interest)—Conflicts of Interest” in this prospectus supplement.

MATERIAL U.S. FEDERAL INCOME AND ESTATE TAX CONSIDERATIONS
FOR NON-U.S. HOLDERS

The following discussion summarizes material U.S. federal income and (to the limited extent set forth below) estate tax considerations relevant to the acquisition, ownership and disposition of shares of our common stock, but does not purport to be a complete analysis of all potential U.S. federal income and estate tax considerations. This discussion only applies to shares of our common stock that are purchased in this offering by Non-U.S. Holders (as defined below), and that are held as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). This summary is based on the Code, administrative pronouncements, judicial decisions and regulations of the Treasury Department, changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein. This discussion does not describe all of the U.S. federal income tax considerations that may be relevant to Non-U.S. Holders in light of their particular circumstances or to Non-U.S. Holders subject to special rules, such as certain financial institutions, tax-exempt organizations, insurance companies, traders or dealers in securities or commodities, persons holding shares of our common stock as part of a straddle, hedge, conversion transaction or other integrated or risk-reduction transaction, shareholders that acquired our common stock through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan, persons that directly, indirectly or constructively hold in excess of 5% of our common stock, “controlled foreign corporations,” “passive foreign investment companies,” real estate investment trusts, regulated investment companies, governmental organizations, qualified foreign pension funds (or any entities all of the interests of which are held by a qualified foreign pension fund), persons subject to the alternative minimum tax, accrual method taxpayers subject to special tax accounting rules as a result of their use of financial statements or certain former citizens or residents of the United States. This discussion does not address any U.S. federal income or estate tax consequences for any beneficial owner of shares of our common stock that is a United States person within the meaning of Section 7701(a)(30) of the Code (a “United States person”) or any entity or arrangement treated as a partnership for U.S. federal income tax purposes. Furthermore, this discussion does not describe the effect of U.S. federal estate (except to the limited extent set forth below), generation-skipping or gift tax laws, the Medicare tax on investment income or the effect of any applicable foreign, state or local laws. Persons considering the purchase of shares of our common stock are urged to consult their tax advisors with regard to the application of the U.S. federal income and estate tax laws to their particular situations as well as any tax consequences arising under other U.S. federal laws or the laws of any state, local or foreign taxing jurisdiction.
We have not and will not seek any rulings or opinions from the Internal Revenue Service (the “IRS”) with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the acquisition, ownership or disposition of shares of our common stock or that any such position would not be sustained.
Prospective investors should consult their own tax advisors with regard to the application of the U.S. federal income and estate tax considerations discussed below to their particular situations as well as the application of any state, local, foreign or other tax laws, including gift tax laws.
For purposes of this summary, a “Non-U.S. Holder” means a beneficial owner of shares of our common stock that is an individual, corporation (or entity treated as a corporation for U.S. federal income tax purposes), estate or trust and, for U.S. federal income tax purposes, is not: (i) an individual that is a citizen or resident of the United States; (ii) a corporation or other entity treated as a corporation for U.S. federal income tax purposes that is created or organized under the laws of the United States, any state thereof or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust if (A) a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all substantial decisions of such trust, or (B) the trust has made an election under the applicable Treasury regulations to be treated as a United States person. If a partnership, or other entity or arrangement treated as a partnership for U.S. federal income tax purposes, holds shares of our common stock, the tax treatment of a partner in such a partnership will generally depend upon the status of the partner and the activities of the partnership. Partners in a partnership holding shares of our common stock should consult their tax advisors as to the particular U.S. federal income tax considerations relevant to the acquisition, ownership and disposition of such shares of our common stock applicable to them.

Distributions
In general, a distribution that we make to a Non-U.S. Holder with respect to shares of our common stock will constitute a dividend for U.S. federal income tax purposes to the extent paid out of our current or accumulated earnings and profits as determined under the Code. To the extent the amount of a distribution exceeds our current and accumulated earnings and profits, such excess will constitute a return of capital and will first reduce the Non-U.S. Holder’s adjusted tax basis in our common stock, but not below zero, and then will be treated as gain from the sale of our common stock (see “—Sale or Other Taxable Disposition of Our Common Stock” below). Dividends paid to a Non-U.S. Holder that are not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States will generally be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (unless such dividend is eligible for a reduced rate under an applicable income tax treaty). In order to obtain a reduced rate of withholding under an applicable income tax treaty, a Non-U.S. Holder is generally required to provide to the applicable withholding agent an IRS Form W-8BEN or IRS Form W-8BEN-E (or a suitable substitute form) properly certifying such Non-U.S. Holder’s eligibility for the reduced rate. Non-U.S. Holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced withholding rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for a refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the timing and manner of claiming the benefits.
Dividends that are effectively connected with a Non-U.S. Holder’s conduct of a trade or business within the United States (and, if an applicable income tax treaty so requires, are attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States) are not subject to U.S. federal withholding tax but generally will be subject to U.S. federal income taxation on a net-income basis in the same manner as if such dividends were received by a United States person. The Non-U.S. Holder is generally required to provide to the applicable withholding agent a properly executed IRS Form W-8ECI (or a suitable substitute form) in order to claim the exemption from U.S. federal withholding tax. In addition, a “branch profits tax” may be imposed at a 30% rate (or a reduced rate under an applicable income tax treaty) on a foreign corporation’s effectively connected earnings and profits for the taxable year, as adjusted for certain items.
Sale or Other Taxable Disposition of Our Common Stock
Subject to the discussions below under “—Information Reporting and Backup Withholding” and “—Foreign Account Tax Compliance Act,” a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax with respect to gain, if any, recognized on the sale or other taxable disposition of shares of our common stock unless (i) the gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business within the United States (and, if an applicable income tax treaty so requires, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States), (ii) in the case of a Non-U.S. Holder that is a nonresident alien individual, such Non-U.S. Holder is present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions are satisfied, or (iii) our common stock constitutes a U.S. real property interest by reason of our status as a U.S. real property holding corporation (a “USRPHC”) for U.S. federal income tax purposes.
In the case described in (i) above, gain recognized on the disposition of shares of our common stock generally will be subject to U.S. federal income taxation on a net-income basis in the same manner as if such gain were recognized by a United States person, and, in the case of a Non-U.S. Holder that is a foreign corporation, may also be subject to the branch profits tax at a rate of 30% (or a lower applicable treaty branch profits tax rate). In the case described in (ii) above, the Non-U.S. Holder will be subject to a 30% tax (or a lower applicable treaty rate) on any capital gain recognized on the disposition of shares of our common stock (after being offset by certain U.S.-source capital losses).
Generally, a U.S. corporation is a USRPHC if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for U.S. federal income tax purposes). We have not determined whether we are a USRPHC; however, even if we are or become a USRPHC, so long as shares of our common stock continue to be regularly traded on an established securities market, within the meaning of applicable Treasury regulations, a Non-U.S. Holder will not be subject to U.S. federal income tax on the disposition of shares of our common stock if the Non-U.S. Holder has not held more than 5% (directly, indirectly or constructively) of our total outstanding common stock at any time during the shorter of the five-year period preceding the date of disposition, or such Non-U.S. Holder’s holding period. If our common stock were not considered to be regularly traded on an established securities market, a Non-U.S. Holder (regardless of the percentage of shares of our common stock owned) generally would be subject to U.S. federal income tax on a taxable disposition of shares of our common stock at the regular rates applicable to United States persons and a 15% withholding tax generally would apply to the gross proceeds from such disposition.
Non-U.S. Holders should consult their tax advisors regarding the U.S. federal income tax consequences of investing in our common stock if we were to be treated as a USRPHC. Non-U.S. Holders should also consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.
Information Reporting and Backup Withholding
Payors must report annually to the IRS and to each Non-U.S. Holder the amount of any distributions paid to such holder (whether or not the distribution represents a taxable dividend) the name and address of the recipient and any tax withheld with respect to such distributions, regardless of whether withholding was required. Copies of the information returns reporting such distributions and withholding also may be made available to the tax authorities in the country in which the Non-U.S. Holder resides under the provisions of an applicable tax treaty.
A Non-U.S. Holder may be subject to backup withholding for dividends paid to such holder unless such holder certifies on IRS Form W-8BEN or IRS Form W-8BEN-E (or another appropriate form) that it is a Non-U.S. Holder (and the payor does not have actual knowledge or reason to know that such holder is a United States person), or such holder otherwise establishes an exemption.
Information reporting and, depending on the circumstances, backup withholding may apply to the proceeds of a sale or other taxable disposition of our common stock by a Non-U.S. Holder within the United States or conducted through certain U.S.-related financial intermediaries, unless the beneficial owner certifies on IRS Form W-8BEN or IRS Form W-8BEN-E (or another appropriate form) that it is a Non-U.S. Holder (and the withholding agent does not have actual knowledge or reason to know that the beneficial owner is a United States person), or such owner otherwise establishes an exemption.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.
Foreign Account Tax Compliance Act
Sections 1471 to 1474 of the Code and related IRS guidance (commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”)) impose a 30% U.S. withholding tax on any dividends on our common stock and (subject to proposed Treasury regulations discussed below) on the gross proceeds from a disposition of our common stock, in each case if paid to a “foreign financial institution” or a “non-financial foreign entity” (including, in some cases, when such foreign financial institution or entity is acting as an intermediary), unless (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments, and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners), (ii) in the case of a non-financial foreign entity, such entity certifies that it does not have any substantial U.S. owners or provides the withholding agent with a certification (generally on an IRS Form W-8BEN-E) identifying the direct and indirect substantial U.S. owners of the entity, or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as an IRS Form W-8BEN-E). Under certain circumstances, a holder of our common stock might be eligible for refunds or credits of such taxes. Although withholding under FATCA would have applied to payments of gross proceeds from the taxable disposition of our common stock on or after January 1, 2019, proposed Treasury regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury regulations until final Treasury regulations are issued. Intergovernmental agreements governing FATCA between the United States and certain other countries may modify the foregoing requirements for certain holders of our common stock. Prospective investors should consult their own tax advisors regarding FATCA and whether it may be relevant to the ownership and disposition of shares of our common stock.
Federal Estate Tax
Shares of our common stock beneficially owned by an individual who is not a citizen or resident of the United States (as defined for U.S. federal estate tax purposes) at the time of death will generally be includable in the decedent’s gross estate for U.S. federal estate tax purposes unless an applicable income tax treaty provides otherwise.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)
We have entered into a distribution agreement, dated March 3, 2026, with each of the sales agents, forward sellers and forward purchasers under which we may issue and sell up to $125,000,000 in the aggregate of shares of our common stock from time to time through the sales agents acting as sales agents or directly to the sales agents acting as principals for the offer and sale of shares of our common stock. Further, the distribution agreement provides that, in addition to the issuance and sale of shares of our common stock by us to or through the sales agents, we also may deliver from time to time instructions to any sales agent specifying that such sales agent, as a forward seller, use commercially reasonable efforts consistent with their respective normal trading and sales practices to sell shares of our common stock borrowed by the applicable forward purchaser in connection with one or more forward sale agreements, as described below. In no event will the aggregate number of shares of our common stock sold through the sales agents, each as an agent for us, as principal and as a forward seller, under the distribution agreement have an aggregate sales price in excess of $125,000,000.

The sales, if any, of shares of our common stock under the distribution agreement will be made in “at the market offerings” as defined in Rule 415 of the Securities Act, including sales made directly on the New York Stock Exchange, the existing trading market for shares of our common stock, or sales made to or through a market maker or through an electronic communications network. In addition, shares of our common stock may be offered and sold by such other methods, including privately negotiated transactions (including block transactions), as we and any sales agent agree to in writing.
The distribution agreement also provides that we may sell shares of common stock to a sales agent as principal for its own account at a price agreed upon at the time of the sale. If we sell shares of common stock to a sales agent as principal, then we will enter into a separate terms agreement with that sales agent setting forth the terms of such transaction, and if required, we will describe that terms agreement in a separate prospectus supplement or pricing supplement.
In connection with the sale of our common stock as contemplated in this prospectus supplement, the sales agents and the forward purchasers may be deemed to be “underwriters” within the meaning of the Securities Act, and the compensation paid to the sales agents and the forward purchasers may be deemed to be underwriting commissions or discounts. We have agreed to indemnify the sales agents and the forward purchasers against certain liabilities, including liabilities under the Securities Act.
If a sales agent or we have reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are not satisfied, that party will promptly notify the other and sales of common stock under the distribution agreement will be suspended until that or other exemptive provisions have been satisfied in the judgment of the sales agents and us.
We estimate that the total expenses from this offering payable by us, excluding compensation payable to the sales agents under the distribution agreement, will be approximately $700,000.
We intend to report to the SEC at least quarterly (1) the number of shares of our common stock sold to or through the sales agents in connection with at-the-market sales as described below under “—Sales Through Sales Agents,” (2) the number of borrowed shares of our common stock sold by the forward sellers, as agents for the forward purchasers, in connection with the forward sale agreements as described below under “—Sales Through Forward Sellers” and (3) the net proceeds received by us and the compensation paid by us to the sales agents in connection with transactions described in clauses (1) and (2).
Sales of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the sales agents may agree upon. The offering of common stock pursuant to the distribution agreement will terminate upon the earlier of (1) the sale, under the distribution agreement, of shares of our common stock with an aggregate sales price of $125,000,000 and (2) the termination of the distribution agreement, pursuant to its terms, by either all of the sales agents or us.

In the ordinary course of their business, certain of the sales agents and/or their affiliates have in the past performed, and may continue to perform, investment banking, broker dealer, lending, financial advisory or other services for us for which they have received, or may receive, separate fees. For example, as described below under “– Conflicts of Interest,” as of the date of this prospectus supplement certain affiliates of the sales agents are lenders or agents under our unsecured revolving credit facility.
The sales agents and their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing, market making, brokerage and other financial and non-financial activities and services. In the ordinary course of their business, the sales agents and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and such investment and securities activities may involve securities and/or instruments of the Company. The sales agents and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Sales Through Sales Agents
From time to time during the term of the distribution agreement, and subject to the terms and conditions set forth therein, we may deliver instructions to any of the sales agents. Upon receipt of such instructions from us, and subject to the terms and conditions of the distribution agreement, each sales agent has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the amount of shares of our common stock specified in our instructions. We or the relevant sales agent may suspend the offering of shares of our common stock at any time upon proper notice to the other, upon which the selling period will immediately terminate. The obligation of any sales agent under the distribution agreement to sell shares of our common stock pursuant to our instructions is subject to a number of conditions, which such sales agent reserves the right to waive in its sole discretion.
We expect that settlement for sales of shares of our common stock will occur, unless the parties agree otherwise, on the first trading day following the date on which any sales were made. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
We will pay each sales agent a commission equal to up to 2% of the sales price of all shares of our common stock sold through it as our agent under the distribution agreement.
Sales Through Forward Sellers
From time to time during the term of the distribution agreement, and subject to the terms and conditions set forth therein, we may enter into one or more forward sale agreements with a forward purchaser and deliver instructions to its sales agent, requesting that the sales agent execute sales of borrowed shares of our common stock as a forward seller in connection with the applicable forward sale agreement, and subject to the terms and conditions of the distribution agreement, the relevant forward purchaser will, at our request, borrow from third parties, and such forward seller will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell, such shares of our common stock on such terms to hedge such forward purchaser’s exposure under such forward sale agreement. We or the relevant forward seller may immediately suspend the offering of shares of our common stock at any time upon proper notice to the other. The obligation of each forward seller under the distribution agreement to execute such sales of shares of our common stock is subject to a number of conditions, which each forward seller reserves the right to waive in its sole discretion.
We expect that settlement between the relevant parties with respect to shares borrowed by the relevant forward purchaser and sold by the relevant forward seller will occur on the first trading day following each date the sales are made, unless another date is agreed to in writing by the relevant parties.

In connection with each forward sale agreement, the relevant forward seller will receive, reflected in a reduced initial forward sale price payable by the relevant forward purchaser under its forward sale agreement, a commission equal to up to 2% of the volume weighted average of the sales prices of all borrowed shares of our common stock sold during the applicable period by it as a forward seller. We refer to this commission rate as the forward selling commission.
The initial forward sale price per share under each forward sale agreement will equal the product of (1) an amount equal to one minus the applicable forward selling commission and (2) the volume weighted average price per share at which the borrowed shares of our common stock were sold pursuant to the distribution agreement by the relevant forward seller to hedge the relevant forward purchaser’s exposure under such forward sale agreement. Thereafter, the initial forward sale price will be subject to price adjustment as described below. If we elect to physically settle any forward sale agreement by delivering shares of our common stock, we will receive an amount of cash from the relevant forward purchaser equal to the product of the initial forward sale price per share under such forward sale agreement and the number of shares of our common stock underlying such forward sale agreement, subject to the price adjustment and other provisions of such forward sale agreement. Each forward sale agreement will provide that the initial forward sale price, as well as the sales prices used to calculate the initial forward sale price, will be subject to adjustment based on a floating interest rate factor equal to the federal funds rate less a spread. In addition, the initial forward sale price will be subject to decrease on certain dates specified in the relevant forward sale agreement by the amount per share of quarterly dividends we currently expect to declare during the term of such forward sale agreement. If the federal funds rate is less than the spread on any day, the interest rate factor will result in a daily reduction of the forward sale price.
Before any issuance of shares of our common stock upon settlement of any forward sale agreement, we expect that the shares issuable upon settlement of such forward sale agreement will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares that would be issued upon full physical settlement of such forward sale agreement over the number of shares that could be purchased by us in the market (based on the average market price of our common stock during the applicable reporting period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the reporting period). Consequently, we anticipate there will be no dilutive effect on our earnings per share except during periods when the average market price of shares of our common stock is above the applicable adjusted forward sale price subject to increase or decrease as described in the immediately preceding paragraph. However, if we decide to physically settle or net share settle any forward sale agreement, delivery of our shares to the relevant forward purchaser on the physical settlement or net share settlement of the forward sale agreement would result in dilution to our earnings per share and return on equity.
We expect that settlement of any forward sale agreement will generally occur no later than the date specified in such forward sale agreement. However, any forward sale agreement may be settled earlier than that specified date in whole or in part at our option. Except under the circumstances described below, we have the right, in lieu of physical settlement of any forward sale agreement, to elect cash or net share settlement of such forward sale agreement. If we elect cash or net share settlement of any forward sale agreement, we would expect the relevant forward purchaser or one of its affiliates to purchase shares of our common stock in secondary market transactions over an unwind period to:
•return shares of our common stock to securities lenders in order to unwind such forward purchaser’s hedge (after taking into consideration any shares of our common stock to be delivered by us to such forward purchaser, in the case of net share settlement); and,
•if applicable, in the case of net share settlement, deliver shares of our common stock to us to the extent required in settlement of such forward sale agreement.
If the volume-weighted average price at which the relevant forward purchaser (or its affiliate) purchases shares during the applicable unwind period under a forward sale agreement is above the relevant forward sale price, in the case of cash settlement, we would pay the relevant forward purchaser under such forward sale agreement an amount in cash equal to the difference or, in the case of net share settlement, we would deliver to such forward purchaser a number of shares of our common stock having a value equal to the difference. Thus, we could be responsible for a potentially substantial cash payment in the case of cash settlement. If the volume-weighted average price at which the relevant forward purchaser (or its affiliate) purchases shares during the applicable unwind period under a forward sale agreement is below the relevant forward sale price, in the case of cash settlement, we would be paid the difference in cash by the relevant forward purchaser under such forward sale agreement or, in the case of net share settlement, we would receive from such forward purchaser a number of shares of our common stock having a value equal to the difference.
In addition, the purchase of our common stock by a forward purchaser or its affiliate to unwind the forward purchaser’s hedge position could cause the price of our common stock to increase over time (or prevent a decrease over time), thereby increasing the amount of cash (in the case of cash settlement), or the number of shares (in the case of net share settlement), that we would owe such forward purchaser upon settlement of the applicable forward sale agreement or decreasing the amount of cash (in the case of cash settlement), or the number of shares (in the case of net share settlement), that such forward purchaser would owe us upon settlement of the applicable forward sale agreement, as the case may be.
A forward purchaser will have the right to accelerate the forward sale agreement that it enters into with us and require us to physically settle such forward sale agreement (with respect to all or any portion of the transaction under such forward sale agreement that such forward purchaser determines is affected by such event) on a date specified by such forward purchaser if:
•in such forward purchaser’s commercially reasonable judgment, it or its affiliate is unable to hedge (or maintain a hedge of) its exposure under such forward sale agreement in a commercially reasonable manner because (x) insufficient shares of our common stock have been made available for borrowing by securities lenders or (y) the forward purchaser or its affiliate would incur a stock borrowing cost in excess of a specified threshold;
•we declare any dividend, issue or distribution on shares of our common stock opayable in cash in excess of specified amounts,
othat constitutes an extraordinary dividend under the forward sale agreement, opayable in securities of another company as a result of a spinoff or similar transaction, or oof any other type of securities (other than our common stock), rights, warrants or other assets for payment (cash or other consideration) at less than the prevailing market price as determined in a commercially reasonable manner by the applicable calculation agent;
•certain ownership thresholds applicable to such forward purchaser and its affiliates are exceeded;
•an event is announced that if consummated would result in a specified extraordinary event (including certain mergers or tender offers, as well as certain events involving our nationalization, insolvency, a delisting of our common stock, or change in law); or
•certain other events of default or termination events occur (each as more fully described in each forward sale agreement).
A forward purchaser’s decision to exercise its right to accelerate any forward sale agreement and to require us to settle any such forward sale agreement will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the terms of the physical settlement provisions of the applicable forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share and return on equity. In addition, upon certain events of bankruptcy, insolvency or reorganization relating to us, the forward sale agreement will terminate without further liability of either party. Following any such termination, we would not issue any shares and we would not receive any proceeds pursuant to the forward sale agreement.
Restrictions on Sales of Similar Securities
During any period beginning on the date we deliver instructions to any of the sales agents and the applicable sales agent, as forward seller, and ending on the settlement date with respect to the sale of such shares or, in the case of sales by the applicable sales agent as forward seller, ending one settlement cycle after the applicable forward hedge selling period (each, a “Delivery Period”), we have agreed not to, unless we give the sales agents prior written notice, (i) directly or indirectly offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of our common stock or any equity securities or securities convertible into or exercisable, redeemable or exchangeable for shares of our common stock or file any registration statement under the Securities Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of our common stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of our common stock, in cash or otherwise. The restriction described in this paragraph does not apply to:
•sales of shares of our common stock we offer or sell pursuant to the distribution agreement (including sales of borrowed shares of our common stock by the forward sellers in connection with any forward sale agreement);
•the issuance by us of shares of our common stock pursuant to, or the grant of options under our stock option, employee benefit or dividend reinvestment plans (as described in this prospectus supplement, the accompanying prospectus and any free writing prospectus), or the filing of a registration statement with the SEC relating to the offering of any shares of our common stock issued or reserved for issuance under such plans; or
•the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the repurchase of shares of our common stock, provided that such plan does not provide for the repurchase of our common stock during the Delivery Period.
No Public Offering Outside of the United States
No action has been or will be taken in any jurisdiction (except in the United States) that would permit a public offering of the shares of our common stock, or the possession, circulation, or distribution of this prospectus supplement or the accompanying prospectus or any other material relating to us or the shares of our common stock in any jurisdiction where action for that purpose is required. Accordingly, the shares of our common stock offered by this prospectus supplement and the accompanying prospectus may not be offered or sold, directly or indirectly, and this prospectus supplement, the accompanying prospectus and any other offering material or advertisements in connection with the shares of our common stock may not be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.
Conflicts of Interest
We may use a portion of the net proceeds from this offering to repay a portion of the outstanding amounts owed by us under our short-term debt, including amounts we owe to the sales agents, the forward sellers and forward purchasers or their respective affiliates who have extended to us loans under such debt, including as lenders under our unsecured revolving credit facility as described under “Use of Proceeds” in this prospectus supplement. In addition, the forward purchasers (or their respective affiliates) will receive the net proceeds of any sale of borrowed shares of our common stock sold pursuant to this prospectus supplement in connection with any forward sale agreement. Because certain sales agents or their affiliates are expected to receive part of the net proceeds from the sale of shares of our common stock in connection with any forward sale agreement or in connection with the repayment of a portion of the outstanding amounts owed by us under our short-term debt, including our unsecured revolving credit facility, such sales agents would be deemed to have a conflict of interest under FINRA Rule 5121 to the extent such sales agents or affiliates receive at least 5% of the net proceeds from the offering. Any sales agent deemed to have a conflict of interest would be required to conduct the distribution of our common stock in accordance with FINRA Rule 5121. If the offering is conducted in accordance with FINRA Rule 5121, such sales agent would not be permitted to confirm a sale to an account over which it exercises discretionary authority without first receiving specific written approval from the account holder. The appointment of a “qualified independent underwriter” (as defined in FINRA Rule 5121) is not necessary for this offering because the shares of common stock being offered have a “bona fide public market” (as defined in FINRA Rule 5121).

LEGAL MATTERS
The validity of the common stock offered hereby and certain other related legal matters will be passed upon for us by Leonard D. Sanchez, Esq., Associate General Counsel of TXNM, and Troutman Pepper Locke, LLP, and certain legal matters will be passed upon for the sales agents, forward sellers and forward purchasers by Simpson Thacher & Bartlett LLP, New York, New York. As of February 24, 2026, Mr. Sanchez held 2,926 shares of TXNM common stock (pursuant to the vesting of restricted stock rights) and 1,347 restricted stock rights (which vest in equal annual installments over a three-year period from the respective grant date).

EXPERTS
The consolidated financial statements and schedules of TXNM Energy, Inc. as of December 31, 2025 and 2024, and for each of the years in the three-year period ended December 31, 2025, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2025 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

TXNM Energy, Inc.

Debt Securities
Common Stock
Preferred Stock
Warrants
Securities Purchase Contracts
Units
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf process, we may, from time to time, offer, issue and sell debt securities, shares of our common stock, shares of our preferred stock, warrants, securities purchase contracts or units, which we collectively refer to as the “securities”. We may offer and sell these securities in amounts, at prices and on terms determined at the time of the offering.
This prospectus describes some of the general terms that may apply to the securities. The specific terms of any securities to be offered will be described in supplements to this prospectus. The prospectus supplements also may add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. You should carefully read this prospectus and the applicable prospectus supplement, together with the documents we incorporate by reference, before you make your investment decision.
We may sell the securities directly or to or through underwriters or dealers, and also to other purchasers or through agents or a combination of these methods. The names of any underwriters or agents participating in a sale of securities to you, and any applicable commissions or discounts, will be stated in an accompanying prospectus supplement. For general information about the distribution of securities offered, please see “Plan of Distribution” on page 22 of this prospectus.
Investing in our securities involves risks. See “Risk Factors” on page 4 and “Disclosure Regarding Forward Looking Statements” on page 4 for information on certain risks related to the purchase of any securities.
Our common stock is quoted on the New York Stock Exchange under the symbol “TXNM.”
Our executive office is located at 414 Silver Ave. SW, Albuquerque, New Mexico 87102, and our telephone number is (505) 241-2700.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is February 28, 2025.

TABLE OF CONTENTS
Prospectus
Page

About this Prospectus	1
Where You Can Find More Information	3
TXNM Energy, Inc.	4
Risk Factors	4
Disclosure Regarding Forward-Looking Statements	5
Use of Proceeds	5
Description of Debt Securities	6
Description of Common Stock and Preferred Stock	16
Description of Warrants	19
Description of Securities Purchase Contracts	22
Description of Units	23
Plan of Distribution	24
Legal Matters	26
Experts	26

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process.
This prospectus provides you with a general description of the securities we may offer. Each time we offer and sell the securities, we will describe in a supplement to this prospectus the specific terms of that offering. The applicable prospectus supplement also may add, update or change information in this prospectus. Please carefully read both this prospectus and the applicable prospectus supplement, together with the documents that are incorporated by reference herein that are described under “Where You Can Find More Information,” before investing in the securities. In particular, you should carefully consider the risks and uncertainties described under the section titled “Risk Factors” or otherwise included in any applicable prospectus supplement or incorporated by reference in this prospectus before you decide whether to purchase the securities.
Unless otherwise indicated or unless the context otherwise requires, all references in this prospectus and any accompanying prospectus supplement to “TXNM,” “TXNM Energy,” “we,” “our” and “us” refer to TXNM Energy, Inc. and its subsidiaries. Unless otherwise indicated, financial information included or incorporated by reference herein and in any accompanying prospectus supplement is for TXNM Energy, Inc. and its subsidiaries on a consolidated basis.

This prospectus contains summaries of certain provisions contained in some of the documents described in this prospectus. Please refer to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to in this prospectus have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”
Pursuant to the registration statement of which this prospectus is a part, we may offer, issue and sell securities as set forth on the cover page of this prospectus. Because we are a “well-known seasoned issuer,” as defined in Rule 405 of the Securities Act of 1933, as amended, which we refer to as the “Securities Act,” we may add to and offer additional securities, including securities held by security holders, by filing a prospectus supplement with the SEC at the time of the offer.
You should rely only on the information contained or incorporated by reference in this prospectus, any applicable prospectus supplements and any free writing prospectus prepared by or on behalf of us. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these.
Securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any applicable prospectus supplement, any free writing prospectuses and the documents incorporated by reference is accurate only as of the respective dates of those documents in which the information is contained. Our business, financial condition, results of operations and prospects may have changed since those dates.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports and other information with the SEC. You may read and copy these documents at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the Public Reference Room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.
Our Internet address is www.txnmenergy.com. The contents of the website are not a part of the registration statement of which this prospectus is a part. Our filings with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports, filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act”, are accessible free of charge at www.txnmenergy.com as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. These reports are also available upon request in print from us free of charge.

We are “incorporating by reference” in this prospectus information we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. Our combined filings with the SEC present separate filings by TXNM, Public Service Company of New Mexico (“PNM”) and Texas-New Mexico Power Company (“TNMP”). Information contained therein relating to an individual registrant is filed by that registrant on its own behalf and each registrant makes no representation as to information relating to other registrants. The information we incorporate by reference is considered to be part of this prospectus, unless it is updated or superseded by the information contained in this prospectus or the information we file subsequently with the SEC that is incorporated by reference in this prospectus or a prospectus supplement. We are incorporating by reference the following documents that we have filed with the SEC (except those portions of filings that relate to PNM or TNMP as separate registrants), other than any information in these documents that is deemed not to be “filed” with the SEC:
•our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 28. 2025;
•our Current Reports on Form 8-K, filed with the SEC on January 22, 2025, February 14, 2025, and February 27, 2025;

•the description of our common stock contained in our Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 28, 2025, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference into this prospectus any filings we make with the SEC (excluding information furnished under Item 2.02 or 7.01 of Current Reports on Form 8-K) under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the initial filing of the registration statement that contains this prospectus.
You may obtain without charge a copy of any of the documents we incorporate by reference, except for exhibits to such documents which are not specifically incorporated by reference into such documents, by contacting us at TXNM Energy, Inc., 414 Silver Ave. SW, Albuquerque, New Mexico, 87102-3289, Attention: Shareholder Services. You may also telephone your request at (505) 241-2868.

TXNM ENERGY, INC.

TXNM is a holding company with two regulated electric utilities, PNM and TNMP, serving approximately 834,000 residential, commercial, and industrial customers in New Mexico and Texas. TXNM was incorporated in the State of New Mexico in 2000 and its common stock trades on the New York Stock Exchange under the symbol TXNM.

TXNM’s vision is to create a clean and bright energy future while fulfilling its purpose to work together with customers and communities to meet their energy needs. TXNM’s core values of Safety, Caring and Integrity are the foundation for the Company’s business objectives focused on safety excellence and customer satisfaction, including reliability. To reach these objectives, the Company is committed to:

•Preparing our workforce with the knowledge and skills to thrive in a customer-focused world;

•Purposefully delivering an intentional customer experience that exceeds our evolving customer and stakeholder expectations;

•Enabling an environmentally sustainable future and deploying technologically advanced solutions that empower and benefit customers;

•Demonstrating the relationship between customer excellence and our dedicated focus on financial strength;
Meeting the business objectives above will drive key financial results:

•Earning authorized returns on regulated businesses;

•Delivering at or above industry-average long-term earnings growth, with a dividend payout ratio between 50 and 60 percent of earnings; and

•Maintaining investment grade credit ratings.

The Company believes that maintaining strong and modern electric infrastructure is critical to ensuring reliability and supporting economic growth. PNM and TNMP strive to balance service affordability with infrastructure investment to maintain a high level of electric reliability and to deliver a safe and superior customer experience. Both PNM and TNMP seek cost recovery for their investments through general rate cases, periodic cost of service filings, and various rate riders.

Our executive office is located at 414 Silver Ave. SW, Albuquerque, New Mexico 87102-3289, and our telephone number is (505) 241-2700.

RISK FACTORS
Investing in the securities involves risk. Please carefully consider the specific risks set forth under the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K, together with all of the other information included in this prospectus and any prospectus supplement and any other information that we have incorporated by reference, including annual, quarterly and other reports filed with the SEC subsequent to the date hereof, which are all incorporated by reference in this prospectus, and in the applicable prospectus supplement. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus or the applicable supplement to this prospectus. The risks and uncertainties described are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations, financial results and the value of our securities.

DISCLOSURE REGARDING FORWARD LOOKING STATEMENTS
This prospectus, any accompanying prospectus supplement, other offering materials and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act, as amended, and Section 21E of the Exchange Act. These forward-looking statements relate to future events or our expectations, projections, estimates, intentions, goals, targets, and strategies and are made pursuant to the Private Securities Litigation Reform Act of 1995. You are cautioned that all forward-looking statements are based upon current expectations and estimates, and we assume no obligation to update this information. You generally can identify these statements by the use of words such as “outlook,” “potential,” “continue,” “may,” “seek,” “approximately,” “predict,” “believe,” “expect,” “plan,” “intend,” “estimate” or “anticipate” and similar expressions or the negative versions of these words or comparable words, as well as future or conditional verbs such as “will,” “should,” “would,” “likely” and “could.” These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those included in the forward-looking statements.
Because actual results may differ materially from those expressed or implied by these forward-looking statements, we caution you not to place undue reliance on these statements. Our business, financial condition, cash flow, and operating results are influenced by many factors, which are often beyond our control, that can cause actual results to differ from those expressed or implied by the forward-looking statements.
Important risk factors that could cause our results to differ materially from those expressed in the forward-looking statements are listed under “Risk Factors” in a prospectus supplement and may also be found in our periodic reports filed with the SEC at www.sec.gov.
USE OF PROCEEDS
Each prospectus supplement will describe the uses of the proceeds from our issuances and sales of securities offered by that prospectus supplement.

DESCRIPTION OF DEBT SECURITIES
General
The following description sets forth certain general terms and provisions of our debt securities. When we offer our debt securities in the future, a prospectus supplement will explain the particular terms of those debt securities and the extent to which any of these general provisions will not apply. You should read this prospectus and any applicable prospectus supplement before you make any investment decision. We may issue one or more series of debt securities directly to the public or as part of a purchase unit from time to time. We may also sell hybrid or novel securities now existing or developed in the future that combine certain features of the debt securities described in this prospectus.
The debt securities will be our direct unsecured general obligations. We may issue the debt securities from time to time in one or more series under an indenture dated as of March 15, 2005 between us and U.S. Bank Trust Company, National Association (ultimate successor as trustee to JPMorgan Chase Bank, N.A.), as trustee (the ‘‘Trustee’’). This indenture, as previously amended and supplemented and as it may be further amended and supplemented from time to time, is referred to in this prospectus as the ‘‘Indenture.’’
We have summarized selected provisions of the Indenture below. You should read this summary together with the Indenture, any supplemental indentures or other documents establishing the debt securities for a complete understanding of the provisions that may be important to you. The following description of the debt securities and the Indenture is qualified by reference to the Indenture, which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. References to certain sections in parentheses below are references to sections of the Indenture. Whenever particular provisions or defined terms in the Indenture are referred to under this ‘‘Description of Debt Securities,’’ such provisions or defined terms are incorporated by reference herein. The Indenture is qualified under the Trust Indenture Act of 1939. You should refer to the Trust Indenture Act of 1939 for provisions that apply to the debt securities.
There is no requirement under the Indenture that our future issuances of debt securities be issued exclusively under the Indenture and we will be free to employ other indentures or documentation containing provisions different from those included in the Indenture or applicable to one or more issuances of debt securities in connection with future issuances of other debt securities. Nonetheless, the debt securities registered under the registration statement of which this prospectus is a part will only be issued either pursuant to the Indenture or pursuant to an indenture (or a form thereof) that is filed with the SEC in connection with the offering of the debt securities.
The Indenture provides that the applicable debt securities will be issued in one or more series, may be issued at various times, may have differing maturity dates and may bear interest at differing rates. We need not issue all debt securities of one series at the same time and, unless otherwise provided, we may reopen a series, without the consent of the holders of the debt securities of that series for issuances of additional debt securities of that series. Unless otherwise described in the applicable prospectus supplement, the Indenture does not limit the aggregate amount of debt, including secured debt, we or our subsidiaries may incur.
The Indenture does not currently contain any restriction on the payment of dividends or any financial covenants. However, the supplemental indenture for any series of debt securities may contain such restrictions. The prospectus supplement related to such debt securities will describe such restrictions and the protections, if any, that such restrictions provide the holders of the debt securities in the event of a highly leveraged transaction involving us that may adversely affect the holders of the debt securities.
Ranking
The debt securities will be our direct unsecured general obligations and will rank equally with all of our other unsubordinated debt. As of December 31, 2024, TXNM, exclusive of its subsidiaries, had $555 million of outstanding short-term and long-term debt that would have ranked equally with the debt securities.
We are a holding company and derive substantially all of our income from our operating subsidiaries. As a result, our cash flows and consequent ability to service our debt, including the debt securities, are dependent upon the earnings of our subsidiaries and distribution of those earnings to us and other payments or distributions of funds by our subsidiaries to us, including payments of principal and interest under intercompany indebtedness. Our operating subsidiaries are separate and distinct legal entities and will have no obligation, contingent or otherwise, to pay any dividends or make any other distributions (except for payments required pursuant to the terms of intercompany indebtedness) to us or to otherwise pay amounts due with respect to the debt securities or to make specific funds available for such payments. Various financing arrangements, charter provisions and regulatory requirements may impose certain restrictions on the ability of our subsidiaries to transfer funds to us in the form of cash dividends, loans or advances. The debt securities will be effectively subordinated to the claims of all creditors, including trade creditors and tort claimants, of our subsidiaries. In the event of the bankruptcy, insolvency, liquidation or reorganization of the business of one of our subsidiaries, creditors of that subsidiary would generally have the right to be paid in full before any distribution is made to us or the holders of the debt securities. As of December 31, 2024, our subsidiary PNM had $11.5 million aggregate stated value of cumulative preferred stock outstanding and $2,834 million aggregate principal amount of short-term and long-term debt outstanding, $340.7 million of which was secured. As of December 31, 2024, our subsidiary TNMP had $1,610 million aggregate principal amount of secured short-term and long-term debt outstanding.

The Indenture provides that payment of principal, premium and interest on any debt security issued under the Indenture shall be made solely from the assets of TXNM and not from any assets of utility subsidiaries.

Provisions of a Particular Series

The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to that offering. These terms will include any of the following terms that apply to that series:

•the title of the debt securities;

•the total principal amount of the debt securities;

•the person or persons to whom interest payments are made, if other than the registered holder;

•the date or dates on which the principal of the debt securities will be payable, how the dates will be determined and whether the stated maturity may be extended;

•the rate or rates at which the debt securities will bear interest, if any, and how the rate or rates will be determined;

•the date or dates from which interest on the debt securities will accrue, the interest payment dates on which interest will be paid, and the record dates for the interest payments;

•the right, if any, to extend the interest payment periods for the debt securities and the duration of the extension;

•the place or places at which or methods by which payments will be made;

•whether we have the option to redeem the debt securities and, if so, the terms of our redemption option;

•any sinking fund or other provisions or options held by holders of the debt securities that would obligate us to repurchase or otherwise redeem the debt securities;

•if the debt securities will be issued in denominations other than $1,000 and integral multiples thereof;
•any index or formula used for determining principal, premium or interest;

•any collateral, security, assurance or guarantee applicable to a series of debt securities;

•the currency or currencies in which payments will be made if other than United States dollars, and the manner of determining the equivalent of those amounts in United States dollars;

•if payments may be made on any of the debt securities, at our election or at the holder’s election, in a currency or currencies other than that in which the debt securities are stated to be payable, then the currency or currencies in which those payments may be made, the terms and conditions of the election and the manner of determining those amounts;

•the portion of the principal payable upon acceleration of maturity, if other than the entire principal;

•if the principal payable on the maturity date will not be determinable on one or more dates prior to the maturity date, the amount which will be deemed to be such principal amount as of any such date or the manner of determining such amount;

•whether the provisions described below under ‘‘Discharge, Defeasance and Covenant Defeasance’’ will apply to the debt securities;

•whether the debt securities will be issuable as global securities and, if so, the securities depositary;

•any changes or additions to the events of default under the Indenture or changes or additions to our covenants under the Indenture; and

•any other terms of the debt securities not inconsistent with the terms of the Indenture.
(See Section 3.01)
All debt securities of any one series will be substantially identical except as to denomination and except as may otherwise be determined in the manner provided for in the Indenture. (See Section 3.01)
Debt securities may be issued and sold at a substantial discount below their stated principal amount. If applicable, the prospectus supplement will describe any special United States federal income tax consequences and other considerations which apply to senior debt securities issued at a discount or to any securities denominated or payable in a foreign currency or currency unit.
Redemption
We will set forth any terms for the redemption of any debt securities in the applicable prospectus supplement. Unless we indicate differently in the applicable prospectus supplement, the debt securities will be redeemable upon notice by mail to the holders between 30 and 60 days prior to the redemption date. If less than all of the debt securities of any series are to be redeemed, the Trustee will select the debt securities to be redeemed from the outstanding debt securities of such series or tranche, not previously called for redemption. In the absence of any provision for selection, the Trustee will choose a method of random selection as it deems fair and appropriate. (See Sections 11.03 and 11.04)
The debt securities will cease to bear interest on the redemption date assuming we redeem them. We will pay the redemption price and any accrued interest once the debt securities are surrendered for redemption. If only part of a debt security is redeemed, the Trustee will deliver to you a new debt security of the same series for the remaining portion without charge. (See Section 11.07)
We may make any redemption, at our option, conditional upon the receipt by the paying agent or agents, on or prior to the date fixed for redemption, of money sufficient to pay the redemption price. If the paying agent or agents have not received the money by the date fixed for redemption, we will not be required to redeem the debt securities. (See Section 11.04)
Payment

Except as may be provided in the applicable prospectus supplement, interest, if any, on each debt security payable on each interest payment date will be paid to the person in whose name the debt security is registered as of the close of business on the regular record date for the interest payment date. If there has been a default in the payment of interest on any debt security, the defaulted interest may be paid to the holder of that debt security as of the close of business on a date to be fixed by the Trustee, which will be between 10 and 15 days prior to the date we proposed for payment of the defaulted interest, and not less than 10 days after receipt by the Trustee of the notice of the proposed payment. The defaulted interest may also be paid in any other manner permitted by any securities exchange on which that debt security may be listed, if the Trustee finds it practicable. (See Section 3.07)
Registration of Transfer and Exchange
Unless otherwise specified in the prospectus supplement applicable to any series of debt securities, subject to any limitations on the transfer of global securities, the transfer of the debt securities may be registered, and the debt securities may be exchanged for other debt securities of the same series, of authorized denominations and with the same terms and principal amount, at the corporate trust office of the Trustee. We may change the place for registration of transfer and exchange of the debt securities and may designate additional places for registration and exchange. Unless otherwise provided in the prospectus supplement applicable to any series of debt securities, no service charge will be made for any transfer or exchange of the debt securities. However, we may require payment to cover any tax or other governmental charge that may be imposed. We will not be required to execute or to provide for the registration of transfer of, or the exchange of:
•any debt security during a period of 15 days prior to giving any notice of redemption; or

•any debt security selected for redemption except the unredeemed portion of any debt security being redeemed in part.

(See Section 3.05)

Restrictions on Mergers and Sale of Assets

Under the terms of the Indenture, we may not consolidate with or merge into any other entity or convey, transfer or lease our properties and assets substantially as an entirety to any entity or individual, unless:

•the surviving or successor entity is organized and validly existing under the laws of the United States, any state thereof or the District of Columbia and it expressly assumes our obligations on all debt securities and under the Indenture;

•immediately after giving effect to the transaction, no event of default and no event which, after notice or lapse of time or both, would become an event of default shall have occurred and be continuing; and

•we deliver to the Trustee an officers’ certificate and an opinion of counsel as to compliance with the foregoing.
(See Section 8.01)
Discharge, Defeasance and Covenant Defeasance
The Indenture provides that we may be:
•discharged from our obligations, with certain limited exceptions, with respect to any particular series of debt securities, as described in the Indenture, such a discharge being called a ‘‘defeasance’’ in this prospectus; and

•released from our obligations under certain restrictive covenants especially established with respect to any particular series of debt securities, including the covenants described above under ‘‘Restrictions on Mergers and Sale of Assets’’ and any additional covenants set forth in the applicable prospectus supplement, such a release being called a ‘‘covenant defeasance’’ in this prospectus.
(See Section 13.02 and 13.03)
We must satisfy certain conditions to effect a defeasance or covenant defeasance. Those conditions include the irrevocable deposit with the Trustee, in trust, of money or government obligations which through their scheduled payments of principal and interest would provide sufficient money to pay the principal and any premium and interest on those debt securities on the maturity dates of those payments or upon redemption. In addition, we will be required to deliver to the Trustee an opinion of counsel to the effect that the deposit and related defeasance or covenant defeasance will not cause the holders of the applicable series of debt securities to recognize gain or loss for federal income tax purposes, and that such holders will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and related defeasance or covenant defeasance were not to occur. In the case of a defeasance, that opinion of counsel must be based upon a ruling from the Internal Revenue Service or a change in federal income tax law. (See Section 13.04)
Modification of the Indenture
We and the Trustee may enter into one or more supplemental indentures without the consent of any holder of the debt securities for certain specified purposes, including:
•to evidence the assumption by any permitted successor of our covenants in the Indenture and in the debt securities;

•to add to our existing covenants or to surrender any of our rights or powers under the Indenture;

•to add additional events of default;

•to add to or change any of the provisions to such extent necessary for the issuance of debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of debt securities in uncertificated form;
•to change, eliminate, or add any provision to the Indenture; provided, however, if the change, elimination, or addition will adversely affect the interests of the holders of the debt securities of any particular series in any material respect, that change, elimination, or addition will become effective only:
•when the consent of the holders of a majority in aggregate principal amount of the debt securities of that series has been obtained in accordance with the Indenture; or
•when no debt securities of the affected series remain outstanding under the Indenture;
•to secure the debt securities;

•to establish the form or terms of the debt securities of any other series as permitted by the Indenture;

•to evidence and provide for the acceptance of appointment of a successor trustee;

•to provide for or facilitate the administration of the trust by more than one trustee; or

•to cure any ambiguity or inconsistency or to make any other provisions with respect to matters and questions arising under the Indenture; provided that the action will not adversely affect the interests of the holders of the debt securities of any particular series in any material respect.

(See Section 9.01)
If the Trust Indenture Act of 1939 is amended after the date of the Indenture to require changes to the Indenture, the Indenture will be deemed to be amended so as to conform to that amendment of the Trust Indenture Act of 1939. We and the Trustee may, without the consent of any of the holders, enter into one or more supplemental indentures to evidence that amendment. (See Section 9.01)
The consent of the holders of a majority in aggregate principal amount of the debt securities of all series then outstanding, considered as one class, is required for all other modifications to the Indenture. However, if less than all of the series of debt securities outstanding are directly affected by a proposed supplemental indenture, then only the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of all series that are directly affected will be required. No amendment or modification may:
•change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security, or reduce the principal amount of any debt security or its rate of interest or change the method of calculating the interest rate or reduce any premium payable upon redemption, or reduce the amount of the principal of any debt security which would be due and payable upon a declaration of acceleration of the maturity thereof, or change the currency in which payments are made, or impair the right to institute suit for the enforcement of any payment on or after the date that any principal or interest is due and payable on any debt security, without the consent of the holder;

•reduce the percentage in principal amount of the outstanding debt security of any particular series the consent of which is required for any supplemental indenture or any waiver of compliance with a provision of the Indenture or any default thereunder and its consequences, or reduce the requirements for quorum or voting, without the consent of all the holders of the series; or

•modify certain provisions of the Indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults with respect to the debt securities of any particular series, without, in each case, the consent of the holder of each outstanding debt security affected thereby.
(See Section 9.02)
A supplemental indenture which changes the Indenture solely for the benefit of one or more particular series of debt securities, or modifies the rights of the holders of the debt securities of one or more series, will not affect the rights under the Indenture of the holders of the debt securities of any other series. (See Section 9.02)
The Indenture provides that the debt securities owned by us or anyone else required to make payment on the debt securities will be disregarded and considered not to be outstanding in determining whether the required holders have given a request or consent. (See Section 1.01)
We may fix in advance a record date to determine the required number of holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or other such ‘‘act’’ or action of the holders, in certain situations. If the record date is fixed, the holders of the outstanding debt securities of the relevant series on that record date, and no other holders, will be entitled to take or revoke the relevant action, whether or not those holders remain holders after that record date. No action, however, will be effective unless taken on or prior to the applicable expiration date by holders of the requisite principal amount of the outstanding debt securities of that series on that record date. Any request, demand, authorization, direction, notice, consent, election, waiver or other act of a holder will bind every future holder of the same debt securities and the holder of every debt security issued upon the registration of transfer of or in exchange of those debt securities. A transferee will be bound by our acts or those of the Trustee taken in reliance thereon, whether or not notation of that action is made upon that debt security. (See Section 1.04)
Events of Default
‘‘Event of default’’ when used in the Indenture with respect to any particular series of debt securities, means any of the following:

•failure to pay interest on any debt security of the applicable series for 60 days after it is due;
•failure to pay the principal of or premium on any debt security of the applicable series when due (whether at maturity or upon earlier redemption);

•failure to pay the deposit of any sinking fund payment, when and as due by the terms of the applicable series;

•failure to perform any other covenant in the Indenture, other than a covenant that does not relate to that series of debt securities, that continues for 90 days after we receive written notice from the Trustee, or we and the Trustee receive a written notice from the holders of a majority in principal amount of the debt securities of such series; however, the Trustee or the Trustee and such holders, as applicable, can agree to an extension of the 90-day period and this extension will be automatic if we are diligently pursuing action to correct the default;

•certain events related to our bankruptcy, insolvency or reorganization; or

•any other event of default provided with respect to the debt securities of that series.
(See Section 5.01)
Remedies
Acceleration of Maturity
If an event of default with respect to any one series of debt securities occurs and continues, either the Trustee or the holders of a majority in principal amount of the outstanding debt securities of that series may declare the principal amount of all the debt securities of that series to be due and payable immediately. However, if the event of default is applicable to more than one series of debt securities, the Trustee or the holders of a majority in principal amount of all the outstanding debt securities of all series, considered as one class, and not the holders of any one series, may make a declaration of acceleration. (See Section 5.02)
At any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee, the event of default giving rise to the declaration of acceleration will be considered waived, and the declaration and its consequences will be automatically rescinded and annulled if:
•we have paid or deposited with the Trustee a sum sufficient to pay:

•all overdue interest on all the debt securities of the series;
•the principal of and premium, if any, on any debt securities of the series which have otherwise become due and interest, if any, that is currently due;
•interest, if any, on overdue interest (to the extent lawful); and
•all amounts due to the Trustee under the Indenture; and
•any other event of default with respect to the debt securities of that series has been cured or waived as provided in the Indenture.
(See Section 5.02)

The holders of a majority in principal amount of the outstanding debt securities of any particular series may on behalf of the holders of all the debt securities of that series waive any past default under the Indenture with respect to that series and its consequences, except a default:

•in the payment of the principal of or any premium or interest on any debt security of that series, or
•in respect of a covenant or provision of the Indenture which cannot be modified or amended by supplemental indenture without the consent of the holder of each outstanding debt security of the series affected.
However, if a default occurs and continues with respect to more than one series of debt securities, the holders of a majority in aggregate principal amount of the outstanding debt securities of all such series, considered as one class, has the right to waive the default, and not the holders of the debt securities of any one such series. Upon any waiver, the default ceases to exist, and any and all events of default arising therefrom is deemed to have been cured, for every purpose of the Indenture; but no waiver will extend to any subsequent or other default or impair any right consequent thereon.
(See Section 5.13)
Right to Direct Proceedings
If an event of default with respect to any particular series of debt securities occurs and continues, the holders of a majority in principal amount of the outstanding debt securities of that series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the debt securities of that series. However, if an event of default occurs and continues with respect to more than one series of debt securities, the holders of a majority in aggregate principal amount of the outstanding debt securities of all such series, considered as one class, have the right to make the direction, and not the holders of the debt securities of any one of such series. In either case, the Indenture further provides that:
•such direction will not be in conflict with any rule of law or with the Indenture;

•the Trustee may take any other action deemed proper by the Trustee and not inconsistent with such direction, and
•subject to the provisions of the Indenture the Trustee will have the right to decline to follow any direction if the Trustee in good faith determines that the proceeding so directed would involve the Trustee in personal liability.
(See Section 5.12)
Limitation on Right to Institute Proceedings
No holder of debt securities of any particular series will have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or Trustee, or for any other remedy under the Indenture, unless:
•the holder has previously given to the Trustee written notice of a continuing event of default;

•the holders of a majority in aggregate principal amount of the outstanding debt securities of all series in respect of which an event of default has occurred and is continuing, considered as one class, have made a written request to the Trustee;
•such holder or holders have offered reasonable indemnity to the Trustee to institute proceedings; and

•the Trustee has failed to institute any proceeding for 60 days after notice and has not received any direction inconsistent with the written request of the holders during that period.
(See Section 5.07)

No Impairment of Right to Receive Payment
The limitations on the right to institute proceedings, however, do not apply to a suit by a holder of a debt security for payment of the principal of or premium, if any, or interest if any, on that debt security on or after the applicable due date. (See Section 5.08)
Annual Notice to Trustee
We will provide to the Trustee an annual statement by an appropriate officer as to whether we are in default in the performance and observance of any of the terms, provisions and conditions of the Indenture. (See Section 10.04)
Notices
Notices to holders of the debt securities will be given by mail to the holders at the addresses that appear in the security register. (See Section 1.06)
Title
We, the Trustee, and any of our agents or the agents of the Trustee, may treat the person in whose name the debt securities are registered as the absolute owner thereof, whether or not such debt securities may be overdue, for the purpose of making payments and for all other purposes irrespective of notice to the contrary. (See Section 3.08)
Governing Law
The Indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York. (See Section 1.12)
Regarding the Trustee
The Trustee is U.S. Bank Trust Company, National Association (ultimate successor to JPMorgan Chase Bank, N.A.). In addition to acting as Trustee, U.S. Bank Trust Company, National Association and its affiliates act, and may act, as Trustee under our and/or our affiliates’ other various indentures and trusts. We and our affiliates also maintain credit and liquidity facilities and conduct other banking transactions with affiliates of the Trustee in the ordinary course of our businesses.
The Trustee may resign at any time by giving us written notice or be removed at any time by an act of the holders of a majority in principal amount of any particular series of debt securities then outstanding delivered to the Trustee and us. In addition, provided that no event of default has occurred or is continuing, we may appoint a new trustee upon delivering to the Trustee a resolution of our board of directors appointing a successor trustee and the successor’s acceptance of our appointment. In this case, the Trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the Indenture. In any event, the resignation or removal of the Trustee, and no appointment of a successor trustee, will be effective until the acceptance of appointment by a successor trustee. (See Section 6.10)
The Trustee will perform only those duties that are specifically set forth in the Indenture unless an event of default under the Indenture occurs and continues. In case an event of default occurs and continues, the Trustee will exercise the same degree of care and skill as a prudent individual would exercise in the conduct of his or her own affairs. (See Section 6.01)
Book-Entry Issuance
Unless otherwise provided in a prospectus supplement, we will issue debt securities of each series in the form of one or more fully registered global securities. The global securities will be deposited with the Trustee under the Indenture as custodian for the depositary, which will be The Depository Trust Company or another depositary identified in a prospectus supplement, and registered in the name of the depositary or its nominee.

Unless and until it is exchanged in whole or in part for the individual debt securities it represents, a global security may not be transferred except as a whole:
•by the applicable depositary to a nominee of the depositary;

•by any nominee of the depositary to the depositary or another nominee; or
•by the depositary or any nominee to a successor depositary or any nominee of the successor.
Investors may hold their beneficial interests in the global securities directly through the depositary if they have an account with the depositary or indirectly through organizations that have accounts with the depositary.

DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK
The following summary of the material terms of the common stock and preferred stock of TXNM Energy, Inc. (“we” or “our”) does not purport to be complete and is subject to and qualified in its entirety by reference to our articles of incorporation, as amended (our “articles of incorporation”), and by-laws, as amended (our “by-laws”), each of which is incorporated by reference as exhibits to our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 28, 2025. For a more complete understanding of our common stock and preferred stock, we encourage you to read carefully our articles of incorporation and by-laws, each as may be amended, and the applicable provisions of the New Mexico Business Corporation Act and the New Mexico Public Utility Act and other applicable provisions of the laws of the state of New Mexico.
General
Our authorized capital stock consists of 200,000,000 shares of common stock, no par value and 10,000,000 shares of preferred stock, no par value, of which 500,000 shares have been designated Convertible Preferred Stock, Series A, which we refer to in this prospectus as “Series A Preferred Stock”. Each share of Series A Preferred Stock is convertible at the option of the holder at any time into 10 shares of common stock, subject to certain anti-dilution adjustments. As of December 31, 2024, 92,659,335 shares of our common stock and no shares of our Series A Preferred Stock were outstanding.

Dividend Rights with Respect to Our Common Stock and Series A Preferred Stock

After giving effect to any prior rights of our Series A Preferred Stock, and any other series of preferred stock that should become outstanding, we will pay dividends on our common stock as determined by our Board of Directors (the “Board”) out of legally available funds. Our ability to pay dividends depends primarily upon the ability of our subsidiaries to pay dividends or otherwise transfer funds to us. Various financing arrangements, charter provisions and regulatory requirements may impose certain restrictions on the ability of our subsidiaries to transfer funds to us in the form of cash dividends, loans or advances.

Unless waived by the holders of at least two-thirds of the number of then outstanding shares of Series A Preferred Stock, no dividend on our common stock shall be declared unless a dividend on the Series A Preferred Stock is declared and paid at the same time in an amount equal to the dividend that would be received by a holder of the number of shares (including fractional shares) of common stock into which such Series A Preferred Stock is convertible on the record date for such dividend.
Voting Rights with Respect to Our Common Stock and Series A Preferred Stock
Holders of common stock are entitled to one vote for each share held by them on all matters submitted to our shareholders. Holders of our common stock do not have cumulative voting rights in the election of directors. The New Mexico Business Corporation Act and our articles of incorporation and by-laws generally require the affirmative vote of a majority of the shares represented at a shareholder meeting and entitled to vote for shareholder action, including the election of directors. Under the New Mexico Business Corporation Act, some corporate actions, including amending the articles of incorporation and approving a plan of merger, consolidation or share exchange, require the affirmative vote of a majority of the outstanding shares entitled to vote, which could include, in certain circumstances, classes of preferred stock.
Our articles of incorporation limit the Board to designating voting rights for series of preferred stock only (1) when we fail to pay dividends on the applicable series of preferred stock, (2) when proposed changes to the articles of incorporation would adversely impact preferred shareholders’ rights and privileges and (3) if the Board issues a new series of preferred stock convertible into common stock and confers upon the holders of such convertible preferred stock the right to vote as a single class with holders of common stock on all matters submitted to a vote of holders of common stock at a meeting of shareholders other than for election of directors, with the same number of votes as the number of shares of common stock into which the shares of such preferred stock are convertible, provided that at all times the aggregate preferred stock outstanding with such voting rights is convertible into no more than 12 million shares of common stock.

Holders of each outstanding share of Series A Preferred Stock are entitled to vote as a single class with holders of our common stock on all matters submitted to our shareholders except the election of directors. Without first obtaining the consent or approval of the holders of a majority of the outstanding shares of Series A Preferred Stock, voting as a separate class, we cannot amend any provisions of our articles of incorporation in a manner that would have an adverse impact on the rights and privileges of the Series A Preferred Stock. Holders of our outstanding shares of Series A Preferred Stock are entitled to the number of votes corresponding to the number of shares of common stock into which such shares of Series A Preferred Stock are convertible on the record date for determining shareholders entitled to vote.
Our articles of incorporation do not allow our directors to create classes of directors. All directors are elected annually.
Liquidation Rights with Respect to Our Common Stock and Series A Preferred Stock
In the event we are liquidated or dissolved, either voluntarily or involuntarily, each share of Series A Preferred Stock is entitled to a liquidation preference of $1.00 per share. After that claim is satisfied, holders of our common stock are entitled to, ratably, an amount equal to (i) $1.00, divided by the number of shares of common stock into which a share of Series A Preferred Stock is then convertible, (ii) multiplied by the number of shares of common stock then outstanding. After that claim is satisfied, all remaining assets will be distributed to the holders of the Series A Preferred Stock and common stock ratably on the basis of the number of shares of outstanding common stock and, in the case of the Series A Preferred Stock, the number of shares of common stock into which the outstanding shares of Series A Preferred Stock are then convertible. The rights of the holders of our common stock to share ratably (according to the number of shares held by them) in the distribution of remaining assets will also be subject to the liquidation preferences and other rights of any additional series of preferred stock that we may issue in the future.
Preemptive Rights with Respect to Our Common Stock and Series A Preferred Stock
Neither the holders of our common stock nor the holders of our Series A Preferred Stock have a preemptive right to purchase shares of our authorized but unissued shares, or securities convertible into shares or carrying a right to subscribe to or acquire shares, except under the terms and conditions as may be provided by our Board in its sole judgment.
As discussed above, each share of Series A Preferred Stock is convertible at the option of the holder at any time into 10 shares of common stock, subject to certain anti-dilution adjustments.
Listing
Our common stock is listed on the New York Stock Exchange under the “TXNM” symbol.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. 250 Royall Street, Canton, MA 02021.
Preferred Stock
Our Board is authorized, pursuant to our articles of incorporation, by resolution to provide for the issuance of up to 10,000,000 shares of preferred stock in one or more series and to fix, from time to time before issuance:
•the serial designation, authorized number of shares and the stated value;

•the dividend rate, if any, the date or dates on which the dividends will be payable, and the extent to which the dividends may be cumulative;
•the price or prices at which shares may be redeemed, and any terms, conditions and limitations upon any redemption;

•the amount or amounts to be received by the holders in the event of our dissolution, liquidation, or winding up;

•any sinking fund provisions for redemption or purchase of shares of any series;
•the terms and conditions, if any, on which shares may be converted into, or exchanged for, shares of other capital stock, or of other series of preferred stock; and

•the voting rights, if any, for the shares of each series, limited to circumstances when (1) we fail to pay dividends on the applicable series of preferred stock, (2) proposed changes to the articles of incorporation would adversely impact preferred shareholders’ rights and privileges and (3) the Board issues a new series of preferred stock convertible into common stock and confers upon the holders of such convertible preferred stock the right to vote as a single class with holders of common stock on all matters submitted to a vote of holders of common stock at a meeting of shareholders other than for election of directors, with the same number of votes as the number of shares of common stock into which the shares of such preferred stock are convertible, provided that at all times the aggregate preferred stock outstanding with such voting rights is convertible into no more than 12 million shares of common stock. Currently, of the 10,000,000 authorized shares of preferred stock, 500,000 have been designated as Series A Preferred Stock, and no Series A Preferred Stock shares have been issued and are outstanding.
Prior to the issuance of shares of each series of our preferred stock, our Board is required to adopt resolutions and file articles of amendment with the New Mexico Public Regulation Commission. The certificate of amendment will fix for each series the designation and number of shares and the rights, preferences, privileges and restrictions of the shares subject to the limitations set forth above.
All shares of preferred stock will, when issued, be fully paid and nonassessable and will not have any preemptive or similar rights. We are not required by the New Mexico Business Corporation Act to seek shareholder approval prior to any issuance of authorized but unissued stock.
Limitation of Liability and Indemnification of Officers and Directors
Our articles of incorporation provide that liability for our directors for monetary damages will be eliminated or limited to the fullest extent permissible under New Mexico law, and our by-laws provide that we must indemnify our officers and directors to the fullest extent permissible under New Mexico law.
Certain Other Matters
Our articles of incorporation and by-laws include a number of provisions that may have the effect of discouraging persons from acquiring large blocks of our stock or delaying or preventing a change in our control. The material provisions that may have such an effect include:
•authorization for our Board to issue our preferred stock in series and to fix rights and preferences of the series (including, among other things, whether, and to what extent, the shares of any series will have voting rights, within the limitations described above, and the extent of the preferences of the shares of any series with respect to dividends and other matters);

•advance notice procedures with respect to any proposal other than those adopted or recommended by our Board; and
•provisions specifying that only a majority of the Board, the chairman of the Board, the president or holders of not less than one-tenth of all our shares entitled to vote may call a special meeting of stockholders.
Under the New Mexico Public Utility Act, approval of the New Mexico Public Regulation Commission is required for certain transactions which may result in our change in control or exercise of control.

DESCRIPTION OF WARRANTS
This section describes the general terms of the warrants that we may offer and sell by this prospectus. This prospectus and any applicable prospectus supplement will contain the material terms and conditions for each warrant. The applicable prospectus supplement may add, update or change the terms and conditions of the warrants as described in this prospectus.
General
We may issue warrants to purchase debt securities, common stock or preferred stock. Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all of which will be described in the prospectus supplement relating to the warrants we are offering. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. A copy of the warrant agreement will be filed with the SEC in connection with the offering of the warrants.
Debt Warrants
We may issue warrants for the purchase of our debt securities. As explained below, each debt warrant will entitle its holder to purchase debt securities at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Debt warrants may be issued separately or together with debt securities.
Any debt warrants will be issued under debt warrant agreements to be entered into between us and one or more banks or trust companies, as debt warrant agent, as will be set forth in the prospectus supplement relating to the debt warrants being offered by the prospectus supplement and this prospectus. A copy of the debt warrant agreement, including a form of debt warrant certificate representing the debt warrants, will be filed with the SEC in connection with the offering of the debt warrants.
The particular terms of each issue of debt warrants, the debt warrant agreement relating to the debt warrants and the debt warrant certificates representing debt warrants will be described in the applicable prospectus supplement, including, as applicable:
•the title of the debt warrants;

•the initial offering price;
•the title, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;

•the currency or currency units in which the offering price, if any, and the exercise price are payable;
•the title and terms of any related debt securities with which the debt warrants are issued and the number of the debt warrants issued with each debt security;

•the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;
•the principal amount of debt securities purchasable upon exercise of each debt warrant and the price at which that principal amount of debt securities may be purchased upon exercise of each debt warrant;

•if applicable, the minimum or maximum number of warrants that may be exercised at any one time;
•the date on which the right to exercise the debt warrants will commence and the date on which the right will expire;

•if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the debt warrants;
•whether the debt warrants represented by the debt warrant certificates will be issued in registered or bearer form and, if registered, where they may be transferred and registered;

•anti-dilution provisions of the debt warrants, if any;
•redemption or call provisions, if any, applicable to the debt warrants; and

•any additional terms of the debt warrants, including terms, procedures and limitations relating to the exchange and exercise of the debt warrants.
Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations and, if in registered form, may be presented for registration of transfer and debt warrants may be exercised at the corporate trust office of the debt warrant agent or any other office indicated in the related prospectus supplement. Before the exercise of debt warrants, holders of debt warrants will not be entitled to payments of principal, premium, if any, or interest, if any, on the debt securities purchasable upon exercise of the debt warrants, or to enforce any of the covenants in the applicable indenture.
Equity Warrants
We may issue warrants for the purchase of our equity securities such as our preferred stock or common stock. As explained below, each equity warrant will entitle its holder to purchase equity securities at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Equity warrants may be issued separately or together with equity securities.
Any equity warrants will be issued under equity warrant agreements to be entered into between us and one or more banks or trust companies, as equity warrant agent, as will be set forth in the prospectus supplement relating to the equity warrants being offered by the prospectus supplement and this prospectus. A copy of the equity warrant agreement, including a form of equity warrant certificate representing the equity warranty, will be filed with the SEC in connection with the offering of the equity warrants.
The particular terms of each issue of equity warrants, the equity warrant agreement relating to the equity warrants and the equity warrant certificates representing equity warrants will be described in the applicable prospectus supplement, including, as applicable:
•the title of the equity warrants;

•the initial offering price;
•the aggregate number of equity warrants and the aggregate number of shares of the equity security purchasable upon exercise of the equity warrants;

•the currency or currency units in which the offering price, if any, and the exercise price are payable;
•if applicable, the designation and terms of the equity securities with which the equity warrants are issued, and the number of equity warrants issued with each equity security;

•the date, if any, on and after which the equity warrants and the related equity security will be separately transferable;
•if applicable, the minimum or maximum number of the warrants that may be exercised at any one time;

•the date on which the right to exercise the equity warrants will commence and the date on which the right will expire;
•if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the equity warrants;

•anti-dilution provisions of the equity warrants, if any;
•redemption or call provisions, if any, applicable to the equity warrants; and

•any additional terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of the equity warrants.
Holders of equity warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of directors or any other matter, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the equity warrants.

DESCRIPTION OF SECURITIES PURCHASE CONTRACTS
This section describes the general terms of the securities purchase contracts that we may offer and sell by this prospectus. This prospectus and any prospectus supplement will contain the material terms and conditions for each securities purchase contract. A prospectus supplement may add, update or change the terms and conditions of the securities purchase contracts as described in this prospectus.
We may issue securities purchase contracts, representing contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified number of shares of common stock or preferred stock or a specified number of equity warrants, at a future date or dates, or a variable number of shares of common stock or preferred stock or a variable number of equity warrants for a stated amount of consideration. The price per share or per equity warrant and the number of shares of common stock or preferred stock or the number of equity warrants may be fixed at the time the securities purchase contracts are issued or may be determined by reference to a specific formula set forth in the securities purchase contracts. Any such formula may include anti-dilution provisions to adjust the number of shares of common stock or preferred stock or the number of equity warrants issuable pursuant to the securities purchase contracts upon certain events.
We also may issue securities purchase contracts, representing contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified principal amount of debt securities or debt warrants at a future date or dates. The purchase price and the interest rate may be fixed at the time the securities purchase contracts are issued or may be determined by reference to a specific formula set forth in the securities purchase contracts.
The securities purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid securities purchase contracts upon release to a holder of any collateral securing such holder’s obligations under the original securities purchase contract.
The applicable prospectus supplement will describe the general terms of any securities purchase contracts and, if applicable, prepaid securities purchase contracts. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to:
•the securities purchase contracts;

•the collateral arrangements and depositary arrangements, if applicable, relating to such securities purchase contracts; and
•if applicable, the prepaid securities purchase contracts and the document pursuant to which such prepaid securities purchase contracts will be issued.
Material United States federal income tax considerations applicable to the securities purchase contracts also will be discussed in the applicable prospectus supplement.

DESCRIPTION OF UNITS
We may issue units comprising one or more of the other securities described in this prospectus in any combination. Units also may include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date.
The applicable prospectus supplement may describe:
•the designation and terms of the units and of the securities composing the units, including whether and under what circumstances those securities may be held or transferred separately;

•any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and
•whether the units will be issued in fully registered or global form.
The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units, which documents will be filed with the SEC in connection with the offering of any units.

PLAN OF DISTRIBUTION
We may sell the securities, in or outside of the United States, to underwriters or dealers, through agents, directly to purchasers or through a combination of these methods. The applicable prospectus supplement will contain specific information relating to the terms of the offering, including, to the extent not otherwise included in the prospectus:
•the name or names of any underwriters or agents;

•the purchase price of the securities;
•our net proceeds from the sale of the securities;

•any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;
•any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers; and

•any securities exchange on which the securities may be listed.
By Underwriters
If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account. Underwriters may offer the securities directly or through underwriting syndicates represented by one or more managing underwriters. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price, which may be changed, at market prices prevailing at the time of the sale, at prices based on prevailing market prices or at negotiated prices. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions.
By Dealers
If dealers are used in the sale, unless otherwise specified in the applicable prospectus supplement, we will sell the securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by the dealers at the time of resale. The applicable prospectus supplement will contain more information about the dealers, including the names of the dealers and the terms of our agreement with them.
By Agents and Direct Sales
We may sell the securities directly to the public, without the use of underwriters, dealers or agents. We may also sell the securities through agents we designate from time to time. The applicable prospectus supplement will contain more information about the agents, including the names of the agents and any commission we agree to pay the agents.
We also may engage a broker-dealer from time to time to act as agent or principal for the offer of the securities in one or more placements pursuant to a distribution agreement. If we and the broker-dealer agree, we will sell to the broker-dealer as agent or as principal, and the broker-dealer will seek to solicit offers to purchase on an agency basis and/or will purchase on a principal basis, the securities. The number and purchase price (less an underwriting discount) of the securities we sell to the broker-dealer will be mutually agreed on the relevant trading day. The securities sold under the distribution agreement will be sold at prices related to the prevailing market price for such securities, and therefore exact figures regarding the price, proceeds that will be raised or commissions to be paid will be described in a prospectus supplement to this prospectus or in other filings made in accordance with and as permitted by the Securities Act and the Exchange Act. The broker-dealer may make sales of the securities pursuant to the distribution agreement in privately negotiated transactions and/or any other method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act including sales made on the New York Stock Exchange, the current trading market for our common stock.
General Information
Underwriters, dealers and agents that participate in the distribution of the securities may be deemed underwriters as defined in the Securities Act, and any discounts or commissions we pay to them and any profit made by them on the resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters, dealers or agents will be identified and their compensation from us will be described in the applicable prospectus supplement. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
We may agree with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make.
Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for, us in the ordinary course of their businesses. We will describe in the applicable prospectus supplement naming the underwriters, dealers or agents, the nature of any material relationship between us and the underwriters, dealers or agents, respectively.

LEGAL MATTERS
Certain legal matters in connection with the securities offered hereby will be passed upon for us by Leonard D. Sanchez, Esq., Associate General Counsel of TXNM, and, unless otherwise indicated in the applicable prospectus supplement, certain other matters will be passed upon for us by Troutman Pepper Locke LLP. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the applicable prospectus supplement relating to such offering. As of December 31, 2024, Mr. Sanchez held 2,441 shares of TXNM common stock (pursuant to the vesting of restricted stock rights) and 1,499 restricted stock rights (which vest in equal annual installments over a three-year period from the respective grant date).

EXPERTS
The consolidated financial statements and schedules of TXNM Energy, Inc. as of December 31, 2024 and 2023, and for each of the years in the three-year period ended December 31, 2024, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

TXNM Energy, Inc.

Shares of Common Stock
Having an Aggregate Offering Price of up to $125,000,000

PROSPECTUS SUPPLEMENT

March 3, 2026

BofA Securities MUFG Scotiabank